UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Concho Resources Inc.
(Name of Registrant as Specified in Its Charter)

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CONCHO RESOURCES INC.

One Concho Center

600 West Illinois Avenue

Midland, Texas 79701

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Concho Resources Inc.:

Notice is hereby given that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Concho Resources Inc. (the “Company”) will be held at the Petroleum Club of Midland, 501 West Wall Avenue, Midland, Texas 79701, on Thursday, June 4, 2015, at 10:00 a.m. Central Time. The Annual Meeting is being held for the following purposes:

1.	to elect three Class II directors, each for a term of three years;

2.	to ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

3.	to approve the 2015 Stock Incentive Plan (the “Stock Incentive Plan”), which is an amendment and restatement of the Company’s Amended and Restated 2006 Stock Incentive Plan and which, among other items, increases the number of shares of common stock authorized for issuance under the Stock Incentive Plan from 7,500,000 to 10,500,000;

4.	to consider an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 6, 2015, the record date for the meeting.

By Order of the Board of Directors,

Travis L. Counts
Vice President and General Counsel

Midland, Texas

April 21, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 4, 2015:

This Notice and Proxy Statement, along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s 2014 Annual Report to Stockholders, are available free of charge at ir.concho.com/investors/financial-reports/annual-reports-and-proxy.

YOUR VOTE IS IMPORTANT

Please date, sign and return the enclosed proxy card promptly so that your shares may be voted in accordance with your wishes and so that there is a quorum at the Annual Meeting. You also may vote your shares over the Internet or via a toll-free telephone number, as further described on the enclosed proxy card.

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CONCHO RESOURCES INC.

One Concho Center

600 West Illinois Avenue

Midland, Texas 79701

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Concho Resources Inc. (the “Company”) for use at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Board of Directors of the Company requests your proxy for the Annual Meeting that will be held on Thursday, June 4, 2015, at 10:00 a.m. Central Time, at the Petroleum Club of Midland, 501 West Wall Avenue, Midland, Texas 79701. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i) delivering to the General Counsel of the Company a written notice of the revocation; (ii) signing, dating and delivering to the General Counsel of the Company a proxy with a later date; (iii) timely submitting a proxy with new voting instructions using the Internet or telephone voting system; or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the General Counsel of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

Brokers are not permitted to vote your shares for non-discretionary matters, which include the election of directors, the approval of the 2015 Stock Incentive Plan (the “Stock Incentive Plan”) and the advisory vote to approve executive compensation, without your instructions as to how to vote. Please return your proxy card so that your vote can be counted.

DELIVERY OF PROXY MATERIALS

The approximate date on which this Proxy Statement, accompanying Notice of 2015 Annual Meeting of Stockholders and proxy card, and the Company’s 2014 Annual Report to Stockholders are first being sent or given to stockholders is April 21, 2015.

This Notice and Proxy Statement, along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s 2014 Annual Report to Stockholders, are available free of charge at ir.concho.com/investors/financial-reports/annual-reports-and-proxy.

QUORUM AND VOTING

Voting Stock.    The Company’s common stock, par value $0.001 per share, is the only outstanding class of the Company’s securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 6, 2015. As of the record date, 120,015,396 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments.    A quorum of stockholders is necessary to have a valid meeting of stockholders. At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If a quorum is not present, the chairman has the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any annual meeting reconvened following an adjournment at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally noticed.

Vote Required.    Only stockholders of record at the close of business on April 6, 2015, have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

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Directors will be elected by a plurality of all votes cast, subject to the Company’s majority voting policy contained in its Corporate Governance Guidelines. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees.

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Ratification of the selection of the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes of the Company’s common stock cast affirmatively or negatively at the Annual Meeting with respect to the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of the Company’s independent registered public accounting firm.

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Approval of the Stock Incentive Plan (which is an amendment and restatement of the Company’s 2006 Amended and Restated Stock Incentive Plan (the “Existing Stock Incentive Plan”)) will require the affirmative vote of the holders of a majority of the votes of the Company’s common stock cast affirmatively or negatively at the Annual Meeting with respect to the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the Stock Incentive Plan.

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Approval, on an advisory basis, of the compensation of the Company’s named executive officers will require the affirmative vote of the holders of a majority of the votes of the Company’s common stock cast affirmatively or negatively at the Annual Meeting with respect to the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

An automated system that the Company’s transfer agent administers will tabulate the votes.

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The New York Stock Exchange’s (the “NYSE”) Rule 452 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of the Company’s directors, the vote on the approval of the Stock Incentive Plan and the advisory vote to approve the compensation of the Company’s named executive officers but such brokers may exercise discretionary authority with respect to the ratification of the selection of the Company’s independent registered public accounting firm.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on any of the proposals at the Annual Meeting.

Default Voting.    A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations, which are as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board of Directors’ nominees for election as Class II directors;

•	FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

•

FOR the approval of the Stock Incentive Plan to, among other items, increase the number of shares of common stock authorized for issuance under the Stock Incentive Plan from 7,500,000 to 10,500,000; and

•

FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed under “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion under “Executive Compensation” contained in this proxy statement.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

Record Name and Street Name Shares.    Shares held directly in your name as the stockholder of record can be voted in person at the Annual Meeting, or you can provide a proxy to be voted at the Annual Meeting. You may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed envelope. You may also vote using the Internet or telephone voting system. If you plan to vote in person at the Annual Meeting, please bring proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares in “street name” (for example, at your brokerage account), please follow the instructions provided by your bank, broker or other holder of record (the “record holder”) to vote. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from your record holder giving you the right to vote the shares. If you hold your shares in street name and wish to simply attend the Annual Meeting, please bring proof of ownership and proof of identification.

ITEM ONE:    ELECTION OF DIRECTORS

The Company has classified its Board of Directors into three classes. Directors in each class are elected to serve for three-year terms and until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal. Each year, the directors of one class stand for re-election as their terms of office expire. Based on recommendations from its Nominating & Governance Committee, the Board of Directors has nominated the following individuals for election as Class II directors of the Company with their terms to expire at the Company’s 2018 annual meeting of stockholders, when they are to be re-elected or their successors are elected and qualified or until their earlier resignation or removal:

Steven L. Beal

Tucker S. Bridwell

Mark B. Puckett

Messrs. Beal, Bridwell and Puckett currently serve as Class II directors of the Company. Their biographical information is contained in “Directors and Executive Officers” below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under your proxy will vote for the election of a substitute nominee that the Board of Directors nominates.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth certain information, as of the date of this Proxy Statement, regarding the Company’s directors and executive officers:

Name	Age	Position
Timothy A. Leach	55	Chairman of the Board of Directors, Chief Executive Officer, President and Class I Director
Steven L. Beal	56	Class II Director
Tucker S. Bridwell	63	Class II Director
William H. Easter III	65	Class I Director
Gary A. Merriman	60	Class III Director
Ray M. Poage	67	Class III Director
Mark B. Puckett	63	Class II Director
John P. Surma	60	Class I Director
C. William Giraud	35	Executive Vice President, Chief Commercial Officer and Corporate Secretary
Jack F. Harper	43	Executive Vice President
E. Joseph Wright	55	Executive Vice President and Chief Operating Officer
J. Steve Guthrie	53	Senior Vice President of Business Operations and Engineering
Darin G. Holderness	51	Senior Vice President and Chief Financial Officer
Matthew G. Hyde	59	Senior Vice President of Exploration

Set forth below is biographical information about each of the Company’s executive officers and directors. Executive officers serve at the discretion of the Board of Directors.

Timothy A. Leach has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in February 2006 and the President of the Company since July 2009. Mr. Leach was the Chairman of the Board of Directors and Chief Executive Officer of Concho Equity Holdings Corp. from its formation in April 2004 until it was merged into another subsidiary of the Company in December 2008. Mr. Leach was Chairman of the Board and Chief Executive Officer of Concho Oil & Gas Corp. from its formation in January 2001 until its sale in January 2004. From January 2004 to April 2004, Mr. Leach was involved in private investments. Mr. Leach was Chairman of the Board and Chief Executive Officer of Concho Resources Inc. (which was a different company than the Company) from its formation in August 1997 until its sale in June 2001. From September 1989 until May 1997, Mr. Leach was employed by Parker & Parsley Petroleum Company (now Pioneer Natural Resources Company) in a variety of capacities, including serving as Executive Vice President and as a member of its Executive Committee. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering.

Steven L. Beal has been a director since the Company’s formation in February 2006 and currently serves as the Chairman of the Reserves Committee. Mr. Beal was a consultant to the Company from July 2009 to August 2013. Mr. Beal was the President and Chief Operating Officer of the Company from its formation in February 2006 until his retirement effective June 30, 2009. Mr. Beal was a director and the President and Chief Operating Officer of Concho Equity Holdings Corp. from its formation in April 2004 until it was merged into another subsidiary of the Company in December 2008. Mr. Beal was a director and the Executive Vice President and Chief Financial Officer of Concho Oil & Gas Corp. from its formation in January 2001 until he became its President and Chief Operating Officer in August 2002, a position he held until its sale in January 2004. From January 2004 to April 2004, Mr. Beal was involved in private investments. Mr. Beal was a director and the Vice

President and Chief Financial Officer of Concho Resources Inc. (which was a different company than the Company) from its formation in August 1997 until its sale in June 2001. From October 1988 until May 1997, Mr. Beal was employed by Parker & Parsley Petroleum Company (now Pioneer Natural Resources Company) in a variety of capacities, including serving as its Senior Vice President and Chief Financial Officer and as a member of its Executive Committee. From 1981 until February 1988, Mr. Beal was employed by the accounting firm of Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Mr. Beal is also a director of First Financial Bankshares, Inc. He is a graduate of the University of Texas with a Bachelor of Business Administration degree in Accounting.

Tucker S. Bridwell has been a director of the Company since February 2006 and currently serves as a member of the Reserves Committee. Mr. Bridwell was a director of Concho Equity Holdings Corp. from its inception in April 2004 until February 2006. Mr. Bridwell has been the President of each of the Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments for both entities; both of which are stockholders of the Company. He has been in the energy business in various capacities for over twenty-five years. Mr. Bridwell served as Chairman of the Board of Directors of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002 and as a director of Petrohawk Energy Corporation from May 2004 until December 2010. Mr. Bridwell is also a director of First Financial Bankshares, Inc. and Halcon Resources Corporation. He is a graduate of Southern Methodist University with a Bachelor of Business Administration degree and a Master of Business Administration degree and is a certified public accountant.

William H. Easter III has been a director of the Company since February 2008 and currently serves as a member of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. From 2004 until his retirement in 2008, Mr. Easter served as the Chairman of the Board of Directors, President and Chief Executive Officer of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC). From 2002 through 2004, Mr. Easter served as Vice President of State Government Affairs for ConocoPhillips, and from 1998 to 2002, Mr. Easter served as General Manager of the Gulf Coast Refining, Marketing and Transportation Business Unit of Conoco Inc. Since his retirement from DCP Midstream, LLC, Mr. Easter has been involved in private investments. He is currently a director of Baker Hughes Inc. and Delta Airlines Inc. He has previously served as director of TEPPCO GP, LLC, the general partner of TEPPCO Partners, L.P., from January 2004 until February 2005; as a director of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP, from November 2005 to January 2008; and as a director of both Sunoco, Inc. and Sunoco Partners, LLC, the General Partner of Sunoco Logistics Partners L.P., from November 2011 until October 2012. He is also a director of the Memorial Hermann Hospital System in Houston and the Texas Tri-Cities Chapter of the National Association of Corporate Directors. He earned his Bachelor of Business Administration degree in Finance from the University of Houston and his Master of Science in Management degree from The Graduate School of Business at Stanford University.

Gary A. Merriman has been a director of the Company since January 2012 and currently serves as the Chairman of the Compensation Committee and as a member of the Reserves Committee. Mr. Merriman began his career at Conoco Inc. in 1976 and held various engineering and supervisory positions of increasing responsibility throughout his career at Conoco, including as a production superintendent in West Texas, President of Conoco Indonesia Inc. and General Manager of Conoco’s Rockies business unit. Mr. Merriman ultimately retired in 2002 as the President of Exploration and Production, Americas, where he was responsible for Conoco’s operation in the U.S. and South America. Since his retirement, Mr. Merriman has been involved in private investments. Previously, Mr. Merriman served as a director of KCS Energy Inc. from April 2005 to July 2006 and a director of Petrohawk Energy Corporation from July 2006 to August 2011. Mr. Merriman earned a Bachelor’s degree in Petroleum Engineering from Marietta College and a Master’s degree in Management from the Massachusetts Institute of Technology.

Ray M. Poage has been a director of the Company since August 2007 and currently serves as the Chairman of the Audit Committee and as a member of the Nominating & Governance Committee and the Reserves

Committee. Mr. Poage was a partner in KPMG LLP from 1980 to June 2002, when he retired. Since June 2002, Mr. Poage has been involved in private investments and is currently a partner in Pedersen Jones Hughston & Poage PLLC, a public accounting firm, where he provides accounting and tax services to companies engaged in the oil and natural gas industry. Mr. Poage previously served as the Chairman of the Audit Committee and as a member of the Board of Directors of Parallel Petroleum Corporation. Mr. Poage received a Bachelor of Business Administration degree in Accounting from Texas Tech University.

Mark B. Puckett has been a director of the Company since November 2009 and currently serves as the Lead Director, the Chairman of the Nominating & Governance Committee and as a member of the Audit Committee and the Reserves Committee. Mr. Puckett began his career at Chevron in 1973 and retired in May 2008. During his tenure at Chevron, Mr. Puckett held a variety of positions of increasing responsibility in Chevron’s upstream operations before ultimately retiring as the President of Chevron’s Energy Technology Company, where he was responsible for managing the company’s technology resources across all business segments. In addition, Mr. Puckett served on Chevron’s management committee from 1997 until his retirement and served on Chevron’s upstream and gas leadership team from 2001 until his retirement. Since his retirement, Mr. Puckett has been involved in private investments and is currently a member of the board of directors of Glori Energy, Inc. He is a member of the Society of Petroleum Engineers and the Dean’s Advisory Council, College of Engineering at Texas A&M University. Mr. Puckett earned a Bachelor’s degree in Civil Engineering from Texas A&M University.

John P. Surma has been a director of the Company since March 2014 and currently serves as a member of the Audit Committee, the Compensation Committee and the Reserves Committee. Mr. Surma is also currently a member of the boards of directors of Marathon Petroleum Corporation, Ingersoll-Rand plc and MPLX GP LLC, the general partner of MPLX LP. Additionally, Mr. Surma is on the boards of directors of the Federal Reserve Bank of Cleveland, the National Safety Council and the University of Pittsburgh Medical Center. He was appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations and served as its vice chairman. Mr. Surma retired as the chief executive officer of United States Steel Corporation effective September 1, 2013, and as executive chairman effective December 31, 2013. Prior to joining United States Steel Corporation in September 2001, Mr. Surma served in several executive positions with Marathon Petroleum Corporation. Prior to joining Marathon Petroleum Corporation, Mr. Surma worked for Price Waterhouse LLP where he was admitted to the partnership in 1987. Mr. Surma earned a Bachelor of Science degree in accounting from Pennsylvania State University in 1976.

C. William Giraud has been the Executive Vice President, Chief Commercial Officer and Corporate Secretary of the Company since November 2013. Mr. Giraud was the Senior Vice President, Chief Commercial Officer and Corporate Secretary of the Company from May 2013 to November 2013. Mr. Giraud was the Senior Vice President, General Counsel and Secretary of the Company from October 2010 to May 2013. Mr. Giraud was the Vice President — General Counsel and Secretary of the Company from November 2009 to October 2010. Prior to joining the Company, Mr. Giraud practiced corporate and securities law at Vinson & Elkins, L.L.P. He is a graduate of Wake Forest University with a Bachelor of Arts degree in Economics and a graduate of the University of Texas School of Law with a Doctor of Jurisprudence degree.

Jack F. Harper has been the Executive Vice President of the Company since March 2014. From January 2013 until March 2014, Mr. Harper was involved in private investments at Hedloc Investment GP, LLC, the general partner of Hedloc Investment Company, LP. Mr. Harper previously served as the Senior Vice President and Chief of Staff of the Company from November 2010 until January 2013. From May 2007 to October 2010, Mr. Harper was the Vice President — Business Development and Capital Markets of the Company. Mr. Harper was the Director of Investor Relations and Business Development of the Company from July 2006 until May 2007. From October 2005 until July 2006, Mr. Harper was involved in private investments. From October 2002 until October 2005, Mr. Harper was employed by Unocal Corporation, where he served as Manager of Planning and Evaluation and Manager of Business Development for Unocal Corporation’s wholly owned subsidiary, Pure Resources, Inc. From May 2000 until October 2002, Mr. Harper was employed by Pure Resources, Inc. in a variety of capacities, including in his last position as Vice President, Finance and Investor Relations. From December 1996 until May 2000, Mr. Harper was employed by Tom Brown, Inc., where his last position was Vice President, Investor Relations, Corporate Development and Treasurer. He is a graduate of Baylor University with a Bachelor of Business Administration degree in Finance.

E. Joseph Wright has been the Executive Vice President and Chief Operating Officer of the Company since November 2013. Mr. Wright was the Senior Vice President and Chief Operating Officer from November 2010 to November 2013. Mr. Wright was the Vice President — Engineering and Operations since the Company’s formation in February 2006 to October 2010. Mr. Wright was the Vice President — Operations & Engineering of Concho Equity Holdings Corp. from its formation in April 2004 until it was merged into another subsidiary of the Company in December 2008. Mr. Wright was Vice President — Operations/Engineering of Concho Oil & Gas Corp. from its formation in January 2001 until its sale in January 2004. From January 2004 to April 2004, Mr. Wright was involved in private investments. Mr. Wright served in various engineering and operations positions for Concho Resources Inc. (which was a different company than the Company), including serving as its Vice President — Operations, from 1998 until its sale in June 2001. From 1982 until February 1998, Mr. Wright was employed by Mewbourne Oil Company in several operations, engineering and capital markets positions. He is a graduate of Texas A&M University with a Bachelor of Science degree in Petroleum Engineering.

J. Steve Guthrie has been the Senior Vice President of Business Operations and Engineering of the Company since November 2013. Mr. Guthrie previously served as the Vice President of Texas of the Company from October 2010 to November 2013. Mr. Guthrie also served as Texas Asset Manager of the Company from July 2008 to October 2010 and as Corporate Engineering Manager from August 2004 to July 2008. Prior to joining the Company in 2004, Mr. Guthrie was employed by Moriah Resources as Business Development Manager, by Henry Petroleum in various engineering and operations capacities and by Exxon in several engineering and operations positions. Mr. Guthrie is a graduate of Texas Tech University with a Bachelor of Science degree in Petroleum Engineering.

Darin G. Holderness has been the Senior Vice President and Chief Financial Officer of the Company since October 2012. Mr. Holderness was the Senior Vice President, Chief Financial Officer and Treasurer from October 2010 to October 2012 and was the Vice President — Chief Financial Officer and Treasurer of the Company from August 2008 to October 2010. From May 2008 until August 2008, Mr. Holderness was employed by Eagle Rock Energy Partners, L.P. as Senior Vice President and Chief Financial Officer. From November 2004 until May 2008, Mr. Holderness served as Vice President and Chief Accounting Officer of Pioneer Natural Resources Company. Mr. Holderness holds a Bachelor of Business Administration degree in Accounting from Boise State University and is a certified public accountant.

Matthew G. Hyde has been the Senior Vice President of Exploration of the Company since October 2010. From November 2008 to October 2010, Mr. Hyde was the Vice President — Exploration and Land. Mr. Hyde was the Vice President — Exploration of the Company from May 2008 until November 2008. From January 2008 to May 2008, Mr. Hyde was involved in private investments. From March 2001 to December 2007, Mr. Hyde was an Asset Manager of Oxy Permian, a business unit of Occidental Petroleum Corporation. From April 1998 to February 2001, Mr. Hyde served as President and General Manager of Occidental Petroleum Corporation’s international business unit in Oman. Prior to that role, Mr. Hyde served in a variety of domestic and international exploration positions for Occidental Petroleum Corporation, including Regional Exploration Manager responsible for Latin American exploration activities. He is a graduate of the University of Vermont and the University of Massachusetts where he obtained Bachelor of Arts and Master of Science degrees, respectively, in Geology. Mr. Hyde also holds a Master of Business Administration degree from the University of California Los Angeles.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines include provisions concerning the following:

•	role and functions of the Board of Directors and the Lead Director;

•	qualifications, independence, responsibilities, tenure and compensation of directors;

•	size of the Board of Directors;

•	director resignation process;

•	committee functions and independence of committee members;

•	meetings of independent directors;

•	performance review of the Board of Directors; and

•	director orientation and continuing education.

The Company’s Corporate Governance Guidelines are posted at ir.concho.com/investors/corporate-governance/committee-composition-and-governance-documents. The Company’s Corporate Governance Guidelines are reviewed at least annually and as necessary by the Company’s Nominating & Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

Director Independence

Rather than adopting categorical standards, the Board of Directors assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and each director, as well as any significant charitable contributions the Company makes to organizations where its directors serve as board members or executive officers, the Board of Directors has affirmatively determined that the following directors have no material relationships with the Company and are independent as defined by the current listing standards of the NYSE: Messrs. Easter, Merriman, Poage, Puckett and Surma. In making its independence determinations, the Board of Directors took into account the relationships and recommendations of the Nominating and Governance Committee as described below, as well as the transactions discussed under “Related Person Transactions.” During 2014, the Company engaged Baker Hughes Inc. in connection with its oil and gas exploration, development and production activities. Mr. Easter currently serves as a member of the board of directors of Baker Hughes Inc. The Nominating and Governance Committee made a determination that the relationship with Baker Hughes Inc. did not impair the independence of Mr. Easter. Mr. Leach, the Company’s Chief Executive Officer and President, is not considered by the Board of Directors to be an independent director because of his employment with the Company. Mr. Beal is not considered to be an independent director because of his previous position as an executive officer of the Company and his previous role as a paid consultant to the Company. Mr. Bridwell is not considered to be an independent director because of the Company’s payment of royalties to a partnership of which Mr. Bridwell is the general partner.

Board Leadership Structure

The Board of Directors does not have a formal policy addressing whether or not the roles of Chairman and Chief Executive Officer should be separate or combined. The directors serving on the Board of Directors possess considerable professional and industry experience, significant experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that the Company faces. As such, the Board of Directors believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs.

At present, the Board of Directors of the Company has chosen to combine the positions of Chairman and Chief Executive Officer. While the Board of Directors believes it is important to retain the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be separated or combined in one individual, the Board of Directors believes that the current Chief Executive Officer is the individual with the necessary experience, commitment and support of the other members of the Board of Directors to effectively carry out the role of Chairman.

The Board of Directors believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives and clearer accountability for the Company’s success or failure. Moreover, the Board of Directors believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight of the Company, particularly given the appointment of a Lead Director as discussed below. In addition, five of the eight members of the Board of Directors are independent under NYSE listing standards.

Executive Sessions; Election of Lead Director

To facilitate candid discussion among the Company’s directors, the non-management directors meet in executive session in conjunction with each regular board meeting and as otherwise determined by the Lead Director. In addition, at least once a year, the non-management directors who are independent under NYSE listing standards meet in executive session in conjunction with a regular board meeting.

The Board of Directors elected Mr. Puckett, an independent director, to serve as the Lead Director. In this capacity Mr. Puckett provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. As the Lead Director, Mr. Puckett also (i) serves as chairman of executive sessions of the non-management directors and (ii) in consultation with the Chairman, establishes the agenda for each meeting of the Board of Directors, taking into account the suggestions of other directors. Interested parties who wish to communicate with the Board of Directors, its committees, the Chairman, the Lead Director or any other individual director should follow the procedures described below under “Interested Party Communications.”

Majority Voting for Directors

Though the Company’s bylaws provide for the election of directors by a plurality of votes cast, its Corporate Governance Guidelines require any director who receives more votes withheld than votes for to tender his or her resignation. In such event, the Nominating & Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. The Company believes that this majority vote standard ensures accountability and the opportunity for a positive mandate from the Company’s stockholders.

Board of Directors’ Role in Risk Oversight

In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices and interest rates, technical risks affecting the Company’s resource base, political risks and credit and investment risk. The Company’s executive officers attend all regularly scheduled meetings of the Board of Directors, where they conduct presentations to the Board of Directors on various strategic matters involving the Company’s operations and are available to address any questions or concerns raised by the Board of Directors on risk management or any other matters. The Board of Directors, as a whole and also at the committee level, oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact the Company’s strategic goals.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. In 2011, the Board of Directors established a Reserves Committee to assist the Board of Directors in its oversight of the risks related to the Company’s estimates of proved reserves of oil and natural gas. Additionally, to address risks related to the Company’s hedging program, a group consisting of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer and Mr. Easter, an independent director, regularly review the Company’s hedging strategy and positions and make reports to the full Board of Directors.

The Nominating & Governance Committee advises the Board of Directors with respect to appropriate corporate governance practices and assists the Board of Directors in implementing those practices as well as considers any other corporate governance issues that arise from time to time. Additionally, the Nominating & Governance Committee reviews the Company’s Corporate Governance Guidelines at least annually and recommends any proposed changes to the Board of Directors for approval. The Compensation Committee considers the risks associated with the Company’s compensation policies and practices, with respect to both executive compensation and compensation generally. The Compensation Committee also reviews, approves and administers the agreements, plans, policies and programs of the Company to compensate the Company’s corporate officers and directors and reviews and approves the plans, policies and programs of the Company to compensate the Company’s non-executive employees.

Director Qualifications

A number of the members of the Board of Directors have served as members of senior management and/or directors of other public and private companies. In addition, all members of the Board of Directors have extensive experience in the oil and natural gas or other extractive industries and are familiar with board processes.

More specifically, Mr. Leach has been Chairman and Chief Executive Officer of the Company since its formation and President since July 2009. Mr. Beal served as the President and Chief Operating Officer of the Company from its formation until his retirement in June 2009. Mr. Beal also served as a consultant to the Company from July 2009 to August 2013. In addition, both men previously served as executive officers of two Permian Basin-focused private oil and natural gas companies and in varying executive roles at Parker & Parsley Petroleum Company (now Pioneer Natural Resources Company). Messrs. Leach and Beal’s deep knowledge of the Company and the industry as a result of their long tenure with the Company and previous companies make them valuable members of the Board of Directors.

Mr. Easter’s experience as Chairman, President and Chief Executive Officer of DCP Midstream, LLC, his current service on the boards of directors of Baker Hughes Inc. and Delta Airlines, and his previous service on the board of directors of TEPPCO GP, LLC, the general partner of TEPPCO Partners, L.P., DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP, Sunoco, Inc. and Sunoco Partners, LLC has provided him with midstream and natural gas marketing expertise, as well as valuable management skills. Mr. Merriman, as a result of his 26 year career at Conoco Inc. and his recent service on the board of a similarly sized exploration and production company provides the Board of Directors with insight into asset management and operations. Mr. Puckett, as a result of his 35 year career at Chevron Corporation and his current service on the board of directors of Glori Energy, Inc., provides the Board of Directors a valuable source of engineering, drilling and oil and natural gas operations management expertise. Mr. Surma’s significant experience as an executive in the energy and steel industries, particularly his expertise in finance and accounting, and his current service on the board of directors of Marathon Petroleum Corporation, Ingersoll-Rand plc and MPLX GP LLC, the general partner of MPLX LP, brings important experience and skill to the Board of Directors. In addition, as the Company expects to continue to grow in size and scale, the Board of Directors will benefit from Messrs. Easter, Merriman, Puckett and Surma’s experience in managing large organizations.

Mr. Bridwell brings decades worth of experience in energy finance and oil and natural gas investments, as well as knowledge gained through past and current service on the board of directors of various public and private companies in the energy industry. Mr. Bridwell is familiar with the issues, trends and opportunities within the industry, providing the Company’s management with meaningful relationships and supplying the Board of Directors with critical expertise when evaluating potential acquisition opportunities and exploration projects.

Mr. Poage has spent the majority of his 30 year career at KPMG LLP and Pedersen Jones Hughston & Poage PLLC advising oil and natural gas companies on accounting and tax matters, which assists the Board of Directors when dealing with tax, audit and other accounting matters. In addition, his recent service as the chair of the audit committee of another public exploration and production company gives him valuable perspective on issues facing audit committees.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. Seven of the Company’s directors attended last year’s annual meeting.

Interested Party Communications

The Company’s stockholders and other interested persons may communicate with the Board of Directors, any committee of the Board of Directors, the Chairman of the Board of Directors, the Lead Director or any other individual director by sending communications to: Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: General Counsel.

The envelope containing each communication should be marked “Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if the communication: (i) complies with the requirements of any applicable policy adopted by the Board of Directors relating to the subject matter of the communication; and (ii) falls within the scope of matters generally considered by the Board of Directors. To the extent the subject matter of a communication relates to matters that have been delegated by the Board of Directors to a committee or to an executive officer of the Company, the Company’s General Counsel may forward the communication to the chairperson of the committee or executive officer to which the matter has been delegated. The acceptance and forwarding of communication to the members of the Board of Directors, the Company’s General Counsel or an executive officer does not imply or create any fiduciary duty of any member of the Board of Directors, the Company’s General Counsel or any executive officer to the person submitting the communication.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Code of Business Conduct and Ethics.

Available Governance Materials

The following materials are available on the Company’s website at www.concho.com:

•	Charter of the Audit Committee of the Board of Directors;

•	Charter of the Compensation Committee of the Board of Directors;

•	Charter of the Nominating & Governance Committee of the Board of Directors;

•	Charter of the Reserves Committee of the Board of Directors;

•	Code of Business Conduct and Ethics;

•	Financial Code of Ethics;

•	Corporate Governance Guidelines; and

•	Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K.

Stockholders may obtain a copy, free of charge, of each of these documents by sending a written request to Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: General Counsel.

MEETINGS AND COMMITTEES OF DIRECTORS

General

The Board of Directors held seven meetings, and its non-management directors met in executive session four times, during 2014. No director attended fewer than 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which that director served.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Reserves Committee.

Audit Committee

The members of the Audit Committee are Messrs. Poage (Chairman), Easter, Puckett and Surma. The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under Securities and Exchange Commission (“SEC”) rules and regulations and the listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Mr. Poage is an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee held six meetings during 2014.

The Audit Committee has the authority to appoint, retain, compensate, evaluate and terminate the Company’s independent registered public accounting firm. The functions of the Audit Committee, which are discussed in detail in its charter, include the duty to assist the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the effectiveness and performance of the Company’s internal audit function. Among other things, the Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes; preparing the Audit Committee Report for inclusion in the Company’s proxy statement; selecting and evaluating the Company’s independent registered public accounting firm; overseeing the Company’s internal audit function; reviewing and approving, as appropriate, any related person transactions; and overseeing any investigations into complaints concerning financial matters.

Compensation Committee

The members of the Compensation Committee are Messrs. Merriman (Chairman), Easter and Surma. The Board of Directors has determined that each of the members of the Compensation Committee satisfies the standards of independence established under the applicable SEC rules and regulations and the listing standards of the NYSE. The Compensation Committee held eleven meetings during 2014.

The functions of the Compensation Committee, which are discussed in detail in its charter, include the duty to administer the Company’s agreements, plans, policies and programs regarding compensation of the Company’s executive officers and directors. The Compensation Committee is also responsible for preparing the

Compensation Committee Report for inclusion in the Company’s proxy statement and for assisting the Company’s management in preparing the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.

Meetings may, at the discretion of the Compensation Committee, include non-independent directors, members of the Company’s management, independent consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine to be necessary or appropriate. The Company’s Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the other executive officers’ performance; however, the Compensation Committee makes all final decisions regarding all executive officers’ compensation.

The Compensation Committee has the sole authority to retain, approve the fees payable to, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation. Beginning in 2011, the Compensation Committee engaged Meridian Compensation Partners (“Meridian”) yearly as its independent consultant. Services Meridian may provide include apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company’s non-employee director and executive compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company’s incentive compensation programs.

Nominating & Governance Committee

The members of the Nominating & Governance Committee are Messrs. Puckett (Chairman), Easter and Poage. The Board of Directors has determined that each of the members of the Nominating & Governance Committee satisfies the standards of independence established under the listing standards of the NYSE. The Nominating & Governance Committee held five meetings during 2014.

The functions of the Nominating & Governance Committee, which are discussed in detail in its charter, include the duty to assist the Board of Directors by evaluating potential new members of the Board of Directors, recommending committee members and structure and advising the Board of Directors about appropriate corporate governance practices. The Company’s Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K provide that in identifying, evaluating and recommending director nominees to the Board of Directors, the Nominating & Governance Committee shall identify persons who (i) are selected on the basis of their business and professional experience and qualifications, including service on the boards of directors of other companies; (ii) have demonstrated leadership in other companies or government, finance or accounting, higher education or other fields or who are able to provide the Company with relevant expertise, industry knowledge or marketing acumen; (iii) possess the highest personal and professional ethics, integrity and values and are committed to the Company’s core values; (iv) are willing to commit the required time to serve as a member of the Board of Directors and its committees; and (v) will represent all stockholders rather than special interest groups or any group of stockholders. The Nominating & Governance Committee will consider all candidates recommended by any stockholder on the same basis as candidates recommended by the Board of Directors and other sources. While the Board of Directors does not have a formal policy on diversity, in selecting nominees, the Nominating & Governance Committee seeks to have a Board of Directors that represents a diverse range of perspectives and experience relevant to the Company.

In determining whether to recommend a director for re-election to the Board of Directors, in accordance with such policies and procedures, the Nominating & Governance Committee considers the director’s:

•	past Board of Directors’ and committee meeting attendance and performance;

•	length of service on the Board of Directors;

•	personal and professional integrity, including commitment to the Company’s core values;

•	experience, skills and contributions to the Board of Directors; and

•	independence under applicable standards.

Reserves Committee

The members of the Reserves Committee are Messrs. Beal (Chairman), Bridwell, Merriman, Poage, Puckett and Surma. The Reserves Committee was formed in 2011 to assist the Board of Directors and Audit Committee with oversight in the preparation by independent petroleum engineers of annual reserve reports, special reserve reports and audits of the estimated amounts of the Company’s consolidated oil and natural gas reserves and related information. The Reserves Committee oversees the independent petroleum engineers who evaluate the Company’s oil and natural gas reserves and reviews the engineers’ independence from the Company annually. The Reserves Committee held five meetings during 2014.

ITEM TWO:    RATIFICATION OF SELECTION OF INDEPENDENT

            REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015. Grant Thornton LLP has audited the Company’s and its predecessors’ financial statements since 2004. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2014, was completed by Grant Thornton LLP on February 26, 2015.

The Board of Directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm at any time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2015.

AUDIT MATTERS

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Audit Committee Report

Pursuant to its charter, the Audit Committee’s principal functions include the duty to (i) annually review and reassess its performance and the adequacy of its charter; (ii) pre-approve audit or non-audit services proposed to be rendered by the Company’s independent registered public accounting firm; (iii) annually review the qualifications and independence of the independent registered public accounting firm’s senior personnel who are providing services to the Company; (iv) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies; (v) review with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures; (vi) review significant changes to the Company’s auditing and accounting principles and practices; (vii) review the independent registered public accounting firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; and (viii) assist the Board of Directors in monitoring compliance with legal and regulatory requirements. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2014, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015. The Audit Committee also selected Grant Thornton LLP as the Company’s independent registered public accounting firm for 2015.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Grant Thornton LLP is in fact independent.

Members of the Audit Committee:

Ray M. Poage (Chairman)

William H. Easter III

Mark B. Puckett

John P. Surma

Audit and Other Fees

The table below sets forth the aggregate fees and expenses billed by Grant Thornton LLP, the Company’s independent registered public accounting firm, for the last two fiscal years:

	For the Years Ended December 31,
	2014	2013
Audit Fees(1)	1,085,445	1,020,505
Tax Fees(2)	127,664	95,041

Total	$1,213,109	$1,115,546

(1)

Includes audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K, review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q and review of the Company’s other filings with the SEC, including comfort letters, consents and other research work necessary to comply with generally accepted auditing standards for the years ended December 31, 2014 and 2013.

(2)	Tax return preparation and consultation on tax matters.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company’s independent registered public accounting firm’s fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2014, the Audit Committee approved 100% of the services described above under the captions “Audit Fees” and “Tax Fees.”

ITEM THREE:    APPROVAL OF THE CONCHO RESOURCES INC.

2015 STOCK INCENTIVE PLAN

General

At the Annual Meeting, the stockholders will be asked to approve the Concho Resources Inc. 2015 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan constitutes an amendment and restatement of the Company’s 2006 Amended and Restated Stock Incentive Plan (the “Existing Stock Incentive Plan”). The predecessor plan to the Existing Stock Incentive Plan was originally approved by the Company’s board of directors and stockholders in 2006, which was prior to the closing of the initial public offering of the Company’s common stock. At the 2012 Annual Meeting, the Company’s stockholders approved the Existing Stock Incentive Plan as an amendment and restatement of such predecessor plan and to, among other things, provide for the issuance of up to 7.5 million shares of the Company’s common stock under the Existing Stock Incentive Plan. The primary purposes of the 2015 Stock Incentive Plan are to: (a) increase the number of shares of common stock that the Company may issue under the plan, and the number of shares of common stock that may be issued under the plan through incentive stock options (as described below), by 3,000,000 shares; (b) extend the term of the plan from April 18, 2022, until April 13, 2025; (c) impose an annual, calendar year-based limitation on the awards that can be made under the plan to each non-employee director; and (d) revise the limit on the number of shares of common stock that may be granted under the plan to any one individual during the period beginning on April 14, 2015, and ending on the last day of the term of the plan to 50% of the number of shares being added to the plan as described in clause (a) above.

The Company’s Board of Directors unanimously acted to adopt the Stock Incentive Plan to effect the changes described above on, and effective as of, April 14, 2015, provided that the Stock Incentive Plan is approved by the stockholders of the Company at the Annual Meeting. If the Stock Incentive Plan is not approved by the stockholders of the Company at the Annual Meeting, then the Existing Stock Incentive Plan will continue in effect in its original form and the amendment and restatement will be null and void.

The Stock Incentive Plan is intended to provide a means through which able persons may be attracted to serve as employees and consultants of the Company and its affiliates and as directors of the Company, and to provide a means whereby those individuals upon whom the responsibilities of the successful management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to continue to provide services to the Company and its affiliates. The Stock Incentive Plan is also intended to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the Stock Incentive Plan provides for granting (a) “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), (c) restricted stock and (d) performance awards.

The following is a summary of the material features of the Stock Incentive Plan. The summary does not purport to be a complete description of all provisions of the Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, which is attached to this Proxy Statement as Appendix  A.

Number of Shares Subject to the Stock Incentive Plan; Award Limits

Set forth in the table below is information regarding awards outstanding and shares available for grant under the Existing Stock Incentive Plan as of January 31, 2015 (determined based upon the maximum number of shares that may be delivered pursuant to outstanding performance awards). The Company only grants equity awards under the Existing Stock Incentive Plan as it is the Company’s only active equity-based compensation plan. The Company made its 2015 annual award grant to directors and officers of the Company in January 2015 and those awards are included in the data set forth in the table below.

As of January 31, 2015:
Stock options outstanding	44,713
Weighted average exercise price of stock options outstanding	$17.86
Weighted average remaining contractual life of stock options outstanding	3.24 years
Shares subject to outstanding restricted stock and other full-value awards (unvested and unearned)	2,427,157
Shares remaining for grant under the Existing Stock Incentive Plan	188,766

For additional information regarding stock-based awards previously granted, please see Note 5 to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. As of January 31, 2015, there were a total of 113,114,013 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange as of April 1, 2015, was $118.13.

The Stock Incentive Plan would increase the number of shares of common stock available for awards under the plan, and the number of shares of common stock that may be issued under the plan through incentive stock options, from the number authorized under the Existing Stock Incentive Plan prior to the amendment and restatement by 3,000,000 shares. Accordingly, the aggregate maximum number of shares authorized to be issued under the Stock Incentive Plan, and the aggregate maximum number of shares authorized to be issued under the plan through incentive stock options, is 10,500,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or terminated) granted under the Existing Stock Incentive Plan or the Concho Equity Holdings Corp. 2004 Stock Option Plan (which plan was assumed by the Company and amended and restated into the Existing Stock Incentive Plan)). The maximum number of shares of common stock that may be the subject of awards denominated in such shares granted under the Stock Incentive Plan to any one individual during the period beginning on April 14, 2015, and ending on the last day of the term of the plan may not exceed 1,500,000, which is 50% of the number of additional shares made subject to the Stock Incentive Plan effective as of the first day of such period. The maximum amount of compensation that may be paid under all performance awards that are not denominated in shares of common stock granted to any one individual during any calendar year may not exceed $15,000,000. In the case of each limitation described in this paragraph, the number of shares may be adjusted upon reorganization, stock split, recapitalization, or other change in the Company’s capital structure.

In addition to the limitations described above, the Stock Incentive Plan imposes a limitation on the awards that can be made under the plan to each non-employee director. This limitation was not included in the Existing Stock Incentive Plan. Under the Stock Incentive Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any individual, non-employee director during any single calendar year beginning on or after January 1, 2015 may not exceed $600,000; provided, however, that such limitation will be $900,000 in the first year an individual becomes a non-employee director. In addition, the limitation will be determined without regard to grants of awards, if any, made to a non-employee director during any period in which such individual was an employee or a consultant.

Administration

The Stock Incentive Plan is administered by a committee (the “Committee”) of, and appointed by, the Company’s Board of Directors that will be comprised solely of two or more directors who are both (a) outside directors (within the meaning of Section 162(m) of the Code) and (b) non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Compensation Committee of the Company’s Board of Directors currently serves as the Committee. The Committee may, from time to time in its discretion, delegate to the Company’s Chief Executive Officer the administration (and interpretation of any provision) of the Stock Incentive Plan and the right to grant awards under the plan, insofar as such administration (and interpretation) and power to grant awards relates to any person who is not subject to Section 16 of the Exchange Act. The Committee may from time to time, in its sole discretion, put any restrictions or limitations on the powers that may be exercised under the Stock Incentive Plan by the Chief Executive Officer of the Company as described in the preceding sentence. In addition, any such delegation may be effective only so long as the Chief Executive Officer is a member of the Company’s Board of Directors, and the Committee may revoke such delegation at any time. As used in this summary, the term “Administrator” means the Committee or, to the extent certain powers have been delegated to the Company’s Chief Executive Officer as described above, the Company’s Chief Executive Officer.

The Administrator has full authority, subject to the terms of the Stock Incentive Plan, to interpret the plan and to establish rules and regulations for the proper administration of the plan. All decisions made by the Administrator in construing the provisions of the Stock Incentive Plan are final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer of the Company, each acting in capacity as Administrator, the determination by the Committee will be conclusive.

Eligibility

All of the employees of the Company and its affiliates (including an employee who may also be a director of the Company), all members of the Company’s Board of Directors, and all persons who are not employees or directors and who are providing advisory or consulting services to the Company or any of its affiliates are eligible to participate in the Stock Incentive Plan. The selection of employees, directors and consultants, from among those eligible, who will receive stock options, restricted stock and performance awards is within the discretion of the Administrator. As of April 1, 2015, approximately 1,062 employees, 7 non-employee directors and 234 consultants were eligible to participate in the Stock Incentive Plan.

Term of the Stock Incentive Plan

The Existing Stock Incentive Plan originally became effective as of June 1, 2006 and, as amended, had a term that would expire on April 18, 2022. In connection with the adoption of the Stock Incentive Plan, the term of the plan has been extended so that no further awards may be granted under the Stock Incentive Plan after April 13, 2025, and the plan will terminate thereafter once all options have been exercised or expired, all restricted stock has vested or been forfeited, and all performance awards have been satisfied or expired. The Company’s Board of Directors may, however, terminate the Stock Incentive Plan at any time without prejudice to the holders of any then outstanding awards.

Stock Options

a. Term of Option.    The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years). The effect of an optionee’s termination of employment, membership on the Company’s Board of Directors or consulting relationship by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.

b. Option Price.    The option price will be determined by the Administrator and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the common stock, the Administrator may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to (a) reduce the option price, (b) grant a new option or other award in substitution for, or upon the cancellation of, any previously granted option that has the effect of reducing the exercise price, (c) exchange any option for shares of our common stock, cash or other consideration when the exercise price per share of common stock under the option exceeds the fair market value of the underlying shares, or (d) take any other action that would be considered a “repricing” of an option under applicable listing standards of the exchange on which our common stock is listed.

c. Special Rules for Certain Stockholders.    If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

d. Size of Grant.    The number of shares for which an option is granted to an employee, a non-employee director or a consultant will be determined by the Administrator.

e. Status of Options.    The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to non-employee directors and consultants will be non-statutory stock options.

f. Payment.    The option price upon exercise may, at the discretion of the Administrator, be paid by an optionee in cash, other shares of common stock owned by the optionee, or by a combination of cash and common stock. The Stock Incentive Plan also allows the Administrator, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a brokerage firm.

g. Option Contract.    All options will be evidenced by a written contract containing provisions consistent with the Stock Incentive Plan and such other provisions as the Administrator deems appropriate.

Restricted Stock

a. Restricted Stock Awards.    Eligible employees, non-employee directors and consultants may be granted restricted stock at the discretion of the Administrator.

b. Transfer Restrictions and Forfeiture Obligations.    Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to the Company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more “Performance Measures” (as described below), (ii) the holder’s continued employment or service as a director or a consultant for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion or (iv) a combination of any of these factors. The Performance Measures are established by the Administrator and may be based on (1) the price of a share of common stock, (2) earnings per share, (3) market share, (4) revenues or sales, (5) net income or net income margin (before or after taxes), (6) cash flow, cash flow from operations or return on investment, (7) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (8) economic value added, (9) return on capital, assets, net assets or equity, (10) operating income, operating income margin or operating margin, (11) debt level or debt reduction, (12) cost reduction targets, (13) the amount of oil and/or gas reserves, (14) oil and/or gas reserve additions and/or replacements, (15) costs of finding and/or developing oil and/or gas reserves, (16) oil and/or gas replacement ratios, (17) oil and/or gas production or production growth, (18) total stockholders’ return, (19) capital expenditures, (20) lease operating expenses, (21) general and administrative expenses, (22) net asset value, (23) operating costs, or (24) any combination of the foregoing. The Performance Measures may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or affiliates of the Company alone, or the Company together with one or more of its business units or affiliates. In addition, subject to any limitations under Section 162(m) of the Code, the Performance Measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

c. Accelerated Vesting.    Subject to any limitations imposed under Section 162(m) of the Code, the Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator.

d. Other Terms and Conditions.    Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the restrictions described above and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Performance Awards

a. Performance Period.    The Administrator has the ability, in its sole discretion, to grant performance awards under the Stock Incentive Plan that may be paid in cash, shares of our common stock, or a combination thereof, as determined by the Administrator. At the time of the grant, the Administrator will establish the maximum number of shares of our common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award will terminate if the recipient’s employment or service as a consultant or director for the Company and its affiliates terminates at any time during the applicable performance period through the payment date, except as otherwise determined by the Administrator.

b. Performance Measures.    The receipt of cash or shares of our common stock pursuant to a performance award will be contingent upon future performance of the Company or any affiliate, division or department thereof under a Performance Measure (as described above) during the performance period. With respect to a performance award that is intended to constitute “performance-based” compensation under Section 162(m) of the Code, the Committee will establish the initial Performance Measures applicable to such performance within any time period required under Section 162(m) of the Code and applicable authority thereunder. The Committee has the authority, in its sole discretion, to provide for an adjustable performance award value based upon the level of achievement of the Performance Measures and/or provide for a reduction in the value of a performance award during the performance period.

c. Payment.    Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the performance award, not to exceed the maximum number of shares of our common stock subject to, or the maximum value of, the performance award, based on the achievement of the Performance Measures for such performance period. Payment will be made in cash, shares of our common stock, or a combination thereof, as determined by the Administrator. Such payment may be made in a lump sum or in installments as prescribed by the Administrator. If a performance award covering shares of our common stock is to be paid in cash, then such payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Administrator.

d. Other Terms and Conditions.    The Administrator has the authority to establish other terms and conditions for performance awards under the Stock Incentive Plan.

Corporate Change and Other Adjustments

The Stock Incentive Plan provides that, upon a Corporate Change (as defined below), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Any such action by the Committee may generally be taken no sooner than effective as of the consummation of the Corporate Change. The Stock Incentive Plan provides that a Corporate Change occurs (a) if the Company is not the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (b) if the Company sells, leases or exchanges all or substantially all of its assets, (c) if the Company is dissolved and liquidated, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, or (e) if a majority of the members of the Company’s Board of Directors is replaced by members who were not endorsed by at least a majority of the board members prior to their election or nomination for election.

The maximum number of shares that may be issued under the Stock Incentive Plan, the maximum number of shares that may be issued under the plan through incentive stock options, and the maximum number of shares that may be issued to any one individual, as well as the number and price of shares of common stock or other consideration subject to an award, will be appropriately adjusted by the Committee in the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Amendments

The Company’s Board of Directors may from time to time amend the Stock Incentive Plan; however, no amendment may be adopted without the prior approval of the stockholders of the Company if such amendment (a) increases the number of shares of common stock that may be issued under the plan or increases the number of shares of common stock that may be issued under the plan through incentive stock options, (b) modifies the class of eligible participants, or (c) amends or deletes the provision of the Stock Incentive Plan that prevents the Administrator from amending any outstanding option contract to reduce the option price, cancel and replace any outstanding option contract with option contracts having a lower option price or otherwise reprice an outstanding option.

Transferability

An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.

United States Federal Income Tax Aspects of the Stock Incentive Plan

Non-Statutory Stock Options.    As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the Stock Incentive Plan and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of a non-statutory stock option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as capital gain.

Incentive Stock Options.    The incentive stock options under the Stock Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock.    The recipient of a restricted stock award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the excess of the fair market value of the shares of common stock on the date of the award over the amount, if any, paid for such shares, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Performance Awards.    The recipient of a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time of payment, whether a performance award is paid in cash or shares of common stock, the holder will have taxable compensation and, subject to the application of Section 162(m) of the Code, the Company will have a corresponding deduction. The measure of such income and deduction, if any, will be the amount of any cash paid and the fair market value of the shares either at the time the performance award is paid or at the time any restrictions subsequently lapse, depending on the nature, if any, of the restrictions imposed on the shares and whether the holder elects to be taxed without regard to any such restrictions.

Section 162(m) of the Code.    Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its principal executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, if the Stock Incentive Plan is approved by the Company’s stockholders, then the Company’s ability to deduct compensation income generated in connection with the settlement of performance awards and the exercise of stock options granted by the Committee under the Stock Incentive Plan after its effective date should not be limited by Section 162(m) of the Code. The Stock Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming stockholder approval of the Stock Incentive Plan and assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the Committee after the effective date of the Stock Incentive Plan is based solely upon the satisfaction of one or more of the Performance Measures set forth in the plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a Corporate Change or vesting based upon continued service with the Company). Except as described in the following sentence, compensation income generated in connection with all awards granted under the Stock Incentive Plan by the Company’s chief executive officer will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code. Pursuant to a special transition rule under Section 162(m) of the Code that applies to a company when its shares become publicly held, the Company’s deduction for compensation income generated in connection with awards granted under the Existing Stock Incentive Plan on or before the date of the Company’s annual meeting of stockholders that occurred in 2011 should not be subject to the Section 162(m) deduction limitation.

The Stock Incentive Plan is not qualified under Section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the United States Federal income tax consequences relating to the Stock Incentive Plan. No consideration has been given to the effects of state, local, or other tax laws on the Stock Incentive Plan or on award recipients.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe the Stock Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Grants to Certain Persons

The awards, if any, that will be made to eligible participants under the Stock Incentive Plan are subject to the discretion of the Administrator, and thus the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees, directors and consultants under the Stock Incentive Plan. Therefore, the New Benefits Table is not provided.

As required by applicable Securities and Exchange Commission disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers and certain groups, information regarding outstanding stock option grants under the Existing Stock Incentive Plan as of January 31, 2015:

Name and Principal Position	Number of Options	Weighted Average Exercise Price
Timothy A. Leach Chairman, Chief Executive Officer and President	—	—
E. Joseph Wright Executive Vice President and Chief Operating Officer	—	—
Jack F. Harper Executive Vice President	—	—
C. William Giraud Executive Vice President, Chief Commercial Officer and Corporate Secretary	—	—
Darin G. Holderness Senior Vice President and Chief Financial Officer	—	—
All current executive officers as a group	17,452	$20.40
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	27,261	$16.23

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S 2015 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides certain information about the Company’s equity compensation plans as of December 31, 2014 (performance units are included at the maximum potential payout percentage):

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plan approved by security holders(1)	798,655	(2)	$17.49	(3)	823,975
Equity compensation plan not approved by security holders(4)	—		—		—

Total	798,655				823,975

(1)

In June 2012, the stockholders of the Company approved the Amended and Restated 2006 Stock Incentive Plan, the Company’s only equity compensation plan, which provides for the issuance of up to 7.5 million shares of the Company’s common stock. There are no outstanding warrants awarded under the Company’s equity compensation plan. See Note 5 to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for more information.

(2)	These securities do not include shares of restricted stock awarded under the Amended and Restated 2006 Stock Incentive Plan.

(3)	Performance unit awards do not have an exercise price and, therefore, have been excluded from the weighted-exercise price calculation in column (b).

(4)	None.

DIRECTOR COMPENSATION

The table below summarizes compensation paid by the Company to its non-employee directors during 2014:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards (3)(4)	All other Compensation	Total
Steven L. Beal	$67,054	$178,570	$—	$245,624
Tucker S. Bridwell	65,000	178,570	—	243,570
William H. Easter, III	86,000	178,570	—	264,570
Gary A. Merriman	99,500	178,570	—	278,070
Ray M. Poage	104,500	178,570	—	283,070
Mark B. Puckett	123,000	178,570	—	301,570
A. Wellford Tabor(5)	79,337	—	190,000	269,337
John P. Surma(6)	60,306	141,852	—	202,158

(1)

Mr. Leach is not included because he is an executive officer of the Company and receives no additional compensation for serving on the Board of Directors; please see the Summary Compensation Table below for further details on the compensation that Mr. Leach received for his services to the Company during the 2014 year.

(2)

The amounts in this column represent the fees earned by the directors during 2014. Fees earned during the fourth quarter of each year are paid during the first quarter of the next year. During the fourth quarter of 2013, Messrs. Beal, Bridwell, Easter, Merriman, Poage, Puckett and Tabor earned $15,500, $15,500, $18,500, $22,250, $22,000, $28,125 and $21,875, respectively, which amounts were paid during the first quarter of 2014 and not included in the table above.

(3)

The amounts in this column represent the grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for awards granted in 2014 disregarding any estimate of forfeitures. The Company values its restricted stock awards based on the average of the high and low market-quoted sales price of the Company’s common stock on the grant date of the award. Additional detail regarding the Company’s share-based awards is included in Note 5 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(4)

Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2014, totaled 1,760 shares each for Messrs. Beal, Bridwell, Easter, Merriman, Poage and Puckett. Restrictions on these shares lapsed January 2, 2015. Aggregate stock awards for which restrictions had not lapsed as of December 31, 2014, totaled 1,200 for Mr. Surma. Restrictions on these shares lapsed January 2, 2015.

(5)

Mr. Tabor received 1,760 shares of restricted stock during 2014, however, Mr. Tabor resigned from the Board of Directors in November 2014, thereby forfeiting these shares. The amount in the Total column in the table does not include the value of the forfeited award, which was $178,570. In recognition of his service, the Company paid Mr. Tabor $190,000, which payment occurred during the first quarter of 2015.

(6)	Mr. Surma joined the Board in March 2014.

General.    The Board of Directors believes that providing a compensation package at the market median is necessary to attract and retain qualified directors. The Board of Directors believes that the compensation package should require a significant portion of the total compensation package to be equity-based to align the interests of the Company’s directors and stockholders. Mr. Leach, the Company’s Chief Executive Officer and President, receives no additional compensation for his service on the Board of Directors.

Director Compensation.    The elements of compensation for the Company’s non-employee directors during the year ended December 31, 2014, were:

•	an annual retainer fee of $50,000;

•

annual retainer fees of $20,000, $15,000, $13,500, $13,500 and $25,000, respectively, to the chairmen of the Audit Committee, Compensation Committee, Nominating & Governance Committee and Reserves Committee and the Lead Director;

•	attendance fees of $1,500 for Board of Directors’ and committee meetings; and

•

annual equity awards of shares of restricted stock to each director having a value of approximately $190,000 (based on the closing price of the Company’s common stock of $108.00 on December 31, 2013, rather than the average of the high and low market-quoted sales price on the grant date of the award).

Time of service related forfeiture restrictions on the Company’s restricted stock issued to directors lapse twelve months following the grant date of the award. All retainer and attendance fees are paid quarterly in cash to directors.

Additionally, each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of the Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in the Company’s general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board of Directors or its committees.

After a review of the Company’s director compensation program for 2015, the Company made no changes.

Director Stock Ownership Guidelines.    The Compensation Committee established director stock ownership guidelines under which directors who are not also executive officers of the Company are expected to own shares of the Company’s common stock having a market value of at least $400,000. Directors are expected to meet these guidelines within three years of becoming a director. The Company’s director stock ownership guidelines are designed to increase a director’s equity stake in the Company and to align the director’s interests more closely with those of the Company’s stockholders. As of December 31, 2014, all directors were in compliance with the stock ownership guidelines.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company compensates its executive management using a mix of base salary, annual performance bonus and equity grants, with the objectives of attracting and retaining key executive officers critical to long-term success; compensating those executive officers fairly and competitively for their responsibilities and accomplishments; aligning management’s incentives with the long-term interests of the Company’s stockholders; and paying for performance, both on a Company and individual basis. The Company believes that base salary levels should generally be set near the middle of the Company’s competitive marketplace for comparable positions, and that the Company’s variable compensation programs (i.e., the annual performance bonus program and long-term incentives) should result in total compensation that is directly related to Company performance.

For executive management, a significant portion of total compensation is delivered using a combination of restricted stock and performance units to ensure a focus on behaviors that improve total stockholder return over the long-term. The allocation of total targeted direct compensation for the Company’s executive officers among the different components thereof is set forth in the following table, which is based on annualized base salaries as of January 1, 2014, 2014 target bonus levels and restricted stock and performance units that were granted effective in January 2014 (assuming vesting at target levels with the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding any estimates for forfeiture):

Name	Base Salary	Bonus	Equity
Timothy A. Leach	9%	9%	82%
E. Joseph Wright	11%	11%	78%
Jack F. Harper	11%	9%	80%
C. William Giraud	14%	10%	76%
Darin G. Holderness	14%	11%	75%

As in previous years, the Compensation Committee, with the assistance of the Company’s independent compensation consultant, reviewed the compensation practices of peers within the industry and took actions in 2014 to align the Company’s compensation levels with the Company’s long-term interests and with those of the industry. The Compensation Committee also considered the results of the advisory “say-on-pay” vote at the most recent annual stockholders meeting, in which the compensation of the named executive officers was approved by a significant majority. The Company’s key executive compensation decisions for 2014 included:

•	awarding a 50/50 mix of performance units and restricted stock, except in the case of Mr. Leach, who received solely performance units;

•	establishing compensation levels for Jack F. Harper upon his hire as an Executive Vice President of the Company; and

•	aligning internal pay parity and consistency while considering peer compensation metrics for individual roles and executive officers generally.

In addition, in early 2015, the Compensation Committee established the Company’s 2015 annual bonus program for its officers, which reduced the discretionary nature of the program by establishing pre-determined performance goals that are aligned with the Company’s capital budget. See “Elements of the Company’s Executive Officer Compensation Program — Performance-Based Annual Cash Bonus Awards” below for more discussion.

Introduction and Overview

General.    This Compensation Discussion and Analysis (i) explains the Company’s compensation philosophy, objectives, policies and practices with respect to its executive officers, and (ii) analyzes the elements of compensation for each of the individuals identified below, whom the Company refers to in this Compensation Discussion and Analysis as the Company’s “named executive officers.”

Name	Principal Position
Timothy A. Leach	Chairman of the Board, Chief Executive Officer and President
E. Joseph Wright	Executive Vice President and Chief Operating Officer
Jack F. Harper	Executive Vice President
C. William Giraud	Executive Vice President, Chief Commercial Officer and Corporate Secretary
Darin G. Holderness	Senior Vice President and Chief Financial Officer

Compensation Philosophy and Objectives.    The success of the Company and its ability to maximize stockholder value is dependent on its ability to attract, retain and motivate the best available talent in the energy industry. As such, the Compensation Committee views the Company’s most important asset, its people, as an investment rather than an expense. Consequently, the Compensation Committee has developed overarching objectives for its executive compensation program, which are as follows:

•	attract, retain and motivate the best available talent in the energy industry;

•	align the interests of the Company’s executive officers with those of its stockholders; and

•	pay for performance, whereby an executive officer’s total compensation opportunity will be heavily influenced by the Company’s performance, as well as the executive officer’s individual performance.

To accomplish these objectives, the Company provides what it believes is a competitive total compensation package to the Company’s executive officers through a combination of base salary, performance-based annual cash incentive awards, both performance and time-based long-term equity incentive compensation and broad-based benefit programs.

Total Compensation.    In determining total compensation for the Company’s executive officers, the Compensation Committee intends to align management incentives with long-term value creation for the Company’s stockholders. To that end, the Compensation Committee targets total compensation to be such that base salaries are near the market median and that annual cash incentives and long-term incentives provide the opportunity to realize total compensation above the 50th percentile of the Company’s peer group based on individual and Company performance. In keeping with its philosophy of “pay for performance,” the Compensation Committee may award total compensation amounts that exceed or fall short of market median.

Setting Executive Officer Compensation

Role of the Compensation Committee.    The Compensation Committee approves all compensation decisions relating to the Company’s executive officers, oversees the Company’s compensation benefit plans and administers the Company’s stock incentive plan (including reviewing and approving all equity grants to the Company’s executive officers). The Compensation Committee is empowered by the Board of Directors and by the Compensation Committee’s charter to make all decisions regarding compensation for the Company’s executive officers. In his role as chairman of the Compensation Committee, Mr. Merriman sets the Compensation Committee’s meeting agendas, meeting times and calendar. In addition, the Compensation Committee members speak frequently with each other concerning compensation matters outside of regularly scheduled Compensation Committee meetings. Mr. Merriman regularly reports to the entire Board of Directors regarding compensation matters and calls upon counsel, the Company’s independent compensation consultant and expertise of other members of the Board of Directors as he and the other members of the Compensation Committee deem advisable.

Role of Executive Officers.    The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s Chief Executive Officer.

When determining compensation for other executive officers, the Compensation Committee initially consults with the Chief Executive Officer and Chief Commercial Officer. After these initial consultations, the Compensation Committee meets solely with the Chief Executive Officer in making other executive officer compensation determinations. The Company’s Chief Executive Officer reviews other executive officers’ performance with the Compensation Committee and makes recommendations with respect to appropriate base salaries, awards under the Company’s annual cash incentive plan and grants of long-term equity incentive awards for the other executive officers. Based in part on these recommendations from the Company’s Chief Executive Officer and other considerations discussed below, the Compensation Committee establishes and approves the compensation package for each of the Company’s other executive officers.

Use of Peer Group Comparisons.    The Compensation Committee has selected a group of companies that it considers a “peer group” for executive compensation analysis purposes. For 2014, the Compensation Committee’s independent compensation consultant, Meridian, compiled compensation data for the peer group from its North America Oil & Gas Exploration and Production Compensation Survey, as well as publicly filed documents. The Compensation Committee uses the compensation data to compare the compensation of the Company’s executive officers to comparably titled persons at companies within its peer group, generally targeting base salaries for the Company’s executive officers which are near the market median of its peer group, and targeting annual cash and long-term incentives so that the Company’s executive officers will have the opportunity to realize total compensation above the 50th percentile of the Company’s peer group based on Company and individual performance. As a result of varying executive leadership structures across our peer companies, the Compensation Committee also considers peer compensation data summarized by order of pay (i.e., second highest paid, third highest paid, etc.) and aggregated by the compensation opportunity of the named executive officers collectively as a management team at each peer company.

Each year, the Compensation Committee reviews and re-determines the composition of the Company’s peer group so that the peer group consists of oil and gas exploration and production companies (i) with assets and market capitalization similar to the Company and (ii) who potentially compete with the Company for executive talent.

The Company’s peer group for 2014 compensation purposes consisted of:

• Cabot Oil & Gas Corporation	• Pioneer Natural Resources Company
• Cimarex Energy Co.	• QEP Resources, Inc.
• Continental Resources, Inc.	• Range Resources Corporation
• Denbury Resources Inc.	• SM Energy Company
• Newfield Exploration Company	• Southwestern Energy Company
• Noble Energy Inc.	• Whiting Petroleum Corporation

Role of Compensation Consultant.    For 2014 compensation, the Compensation Committee engaged Meridian as its independent compensation consultant. The Compensation Committee’s compensation consultant reports only to the Compensation Committee; although, it may, from time to time, contact the Company’s executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the Company’s executive officers also receive. Representatives from the compensation consultant attend certain of the Compensation Committee meetings and advise the Compensation Committee on an ongoing basis with regard to general trends in director and executive compensation matters, including (i) competitive benchmarking; (ii) incentive plan design; (iii) peer group selection; and (iv) other matters requested from time to time by the Compensation Committee. The Compensation Committee has engaged Meridian again for 2015. The Compensation Committee has the sole authority to hire and terminate its compensation consultant, and the Compensation Committee is not under any obligation to follow the advice or recommendations of any consultant it chooses to engage.

In engaging Meridian for 2014, the Compensation Committee considered the six factors delineated by the SEC in Rule 10C-1 of the Exchange Act and the listing standards of the NYSE and determined that Meridian was independent with no disclosable conflicts of interest.

2014 Say on Pay Vote

In June 2014, the Company held an advisory stockholder vote on the compensation of named executive officers at the annual stockholders’ meeting, and, consistent with the recommendation of the Board of Directors, stockholders approved the Company’s executive compensation, with more than 99% of votes cast in favor. Consistent with this strong showing of stockholder approval, the Company has not undertaken any material changes to the Company’s executive compensation programs directly in response to the outcome of the vote. The Board of Directors previously determined to hold an advisory vote on the compensation of the named executive officers every year until the next required advisory vote on the frequency of future advisory votes. The next shareholder advisory vote on the frequency of shareholder advisory votes on compensation will be held at the 2017 Annual Meeting of Stockholders.

Elements of the Company’s Executive Officer Compensation Program

Overview.    The Company’s executive officer compensation program for 2014 was comprised of the following four components: base salaries, performance-based annual cash incentive awards, long-term equity incentive grants (time-based and performance-based) and a broad-based benefits program. The Compensation Committee determined the appropriate level for each compensation component during 2014 based on the Company’s recruiting and retention goals, its view of internal parity and consistency, peer group data and overall Company performance.

Base Salaries.    The Company pays base salaries to provide a minimum, fixed level of cash compensation for its executive officers. The Compensation Committee believes that paying base salaries near the market median is necessary to achieve the Company’s compensation objectives of attracting and retaining executives with the appropriate abilities and experience required to lead the Company. On an annual basis, the Compensation Committee reviews salary ranges and individual salaries for each of the Company’s executive officers as compared to the salaries of comparable officer positions in the Company’s peer group. The Compensation Committee established 2014 base salary levels for each named executive officer after consideration of market median pay levels, the individual’s responsibilities, skills and experience, and the base salaries of others on the executive team. Based on its review, the Compensation Committee established 2014 base salary levels for the Company’s named executive officers, as follows:

Name	2014 Base Salary	Salary Increase from 2013
Timothy A. Leach	$950,000	11.8%
E. Joseph Wright	550,000	10.0%
Jack F. Harper	525,000	— (1)
C. William Giraud	500,000	17.6%
Darin G. Holderness	450,000	5.9%

(1)	Mr. Harper rejoined the Company on March 19, 2014.

For 2015, the Compensation Committee process for setting executive officer base salaries was similar to the process for 2014. After considering the market analysis and advice of its compensation consultant, the Compensation Committee established 2015 base salary levels for the Company’s named executive officers as follows:

Name	2015 Base Salary	Salary Increase from 2014
Timothy A. Leach	$1,000,000	5.3%
E. Joseph Wright	575,000	4.5%
Jack F. Harper	550,000	4.8%
C. William Giraud	525,000	5.0%
Darin G. Holderness	475,000	5.6%

Performance-Based Annual Cash Bonus Awards.    Each year, the Compensation Committee establishes an annual performance bonus program, which is designed to reward the Company’s executive officers for achieving both short- and long-term performance and strategic goals. Performance is judged at the end of the year based on successful execution of the Company’s annual business plan objectives and on stock price and other performance criteria relative to peer companies, although the Compensation Committee retains full discretion to determine the ultimate bonus amount to be paid. For the Company’s 2014 annual performance bonus program, the Compensation Committee set the target bonus amounts to be 100% of base salary for Messrs. Leach and Wright, although the awards to Messrs. Leach and Wright could range from 0% to 200% of their base salary depending on the Compensation Committee’s evaluation. The target bonus amount for Mr. Harper was set at 85% of his base salary, although his award could range from 0% to 170% of his base salary depending on the Compensation Committee’s evaluation. The target bonus amounts for Messrs. Giraud and Holderness were set at 75% of their base salary, although the award to Messrs. Giraud and Holderness could range from 0% to 150% of their base salary depending on the Compensation Committee’s evaluation. In evaluating the executive officers’ performance during 2014, the Compensation Committee reviewed the following performance factors: growth of oil and natural gas production, per unit cost metrics, growth of estimated proved reserves, productivity improvements, the Company’s leverage and capital markets activity, relative stock price performance, acquisition activity and other actions related to the long-term success of the Company. The Compensation Committee did not set specific targets for these performance factors, but whether the Company achieved success in these categories was a large factor in the Compensation Committee’s determination of the final payouts under the annual performance bonus program.

After a review of the above information, the Compensation Committee made bonus awards for 2014 equal to 160% of the targeted bonus amounts under the plan for Messrs. Leach, Wright, Harper, Giraud and Holderness. The factors that influenced the Compensation Committee’s final decision were as follows:

•	oil and natural gas production grew to 40.9 million barrels of oil equivalent (“MMBoe”), a 22% increase over 2013 production from continuing operations;

•	estimated proved reserves grew to 637 MMBoe, a 27% increase over 2013;

•	productivity improvements related to optimized drilling and completion techniques in the Company’s development of its Second Bone Spring program in the northern Delaware Basin;

•	top quartile relative stock price performance versus our peers in 2014;

•	significant exploration and development of the Company’s Delaware Basin and Texas Permian assets; and

•	the Company strengthened its balance sheet and increased liquidity by successfully executing a secondary public offering of 7.5 million shares of its common stock with net proceeds of $932 million.

For the Company’s 2015 annual performance bonus program, the Compensation Committee reduced the discretionary nature of the program by establishing pre-determined performance goals. These objective performance goals derive from the Company’s annual business plan, including: annual production growth (weighted at 35%); annual capital expenditures (weighted at 25%), absolute stock price performance (weighted at 20%), direct lease operating expenses (weighted at 10%) and cash general and administrative expenses (weighted at 10%). For each of the specific performance goals, the Compensation Committee established threshold and stretch goals. For 2015, the Compensation Committee will retain the discretion to determine the ultimate bonus paid and, in making its determination, will consider such matters as it deems relevant, including those related to long-term strategic goals; reserve additions; health, safety and environmental; productivity improvements; and acquisitions.

Time-Based Long-Term Equity Incentive Compensation.    The annualized value of the long-term equity incentive compensation is intended to be the largest component of each named executive officer’s overall compensation package because the Compensation Committee believes significant emphasis on stock-based compensation effectively aligns the interests of the Company’s named executive officers with those of its stockholders, providing incentive to the Company’s named executive officers to focus on the long-term success of the Company. In addition, the Company has historically utilized multi-year vesting periods, typically four years, when granting time-based long-term equity incentive compensation to facilitate the compensation objective of retaining the Company’s named executive officers, although certain events may modify the general vesting schedule of the awards, as described in more detail below within the section titled “Potential Payments Upon a Termination or Change of Control.”

The total value of each named executive officer’s annual long-term equity incentive award is set in the first quarter each year and is based significantly on the Compensation Committee’s review of peer group data provided by its compensation consultant and the Compensation Committee’s view of each executive officer’s role and contribution at the Company. Award values are generally targeted at the median of the Company’s peer group, which is consistent with the Compensation Committee’s overall compensation philosophy. In addition to peer group data, the Compensation Committee considers and reviews individual performance and the Company’s performance to determine the value of each individual officer’s long-term equity incentive award, which may vary above or below the median for that particular officer. The Company’s annual awards are determined based on a targeted dollar value. The Compensation Committee determined that for 2014 it would beneficial to the Company’s stockholders to grant 50% of the annual equity awards in the form of time-based restricted stock and 50% in the form of a performance-based equity compensation award (described below), with Mr. Leach receiving a grant of entirely performance units (as described below) in lieu of receiving any time-based restricted stock.

Based on the foregoing considerations, the Company granted time-based restricted stock in January 2014 to its named executive officers as follows:

	Restricted Stock Awards
Timothy A. Leach	—
E. Joseph Wright	16,443
Jack F. Harper	33,682	(1)
C. William Giraud	11,123
Darin G. Holderness	9,672

(1)	Mr. Harper was appointed as an Executive Vice President of the Company on March 19, 2014, and received a grant of restricted stock in connection with rejoining the Company.

For 2015, the Compensation Committee process for making long-term incentive awards was similar to the process for 2014. In January 2015, the Company granted restricted stock to its current named executive officers as follows:

Restricted Stock Awards
Timothy A. Leach	—
E. Joseph Wright	18,167
Jack F. Harper	16,030
C. William Giraud	13,892
Darin G. Holderness	10,687

Performance-Based Long-Term Equity Incentive Compensation.    At the 2012 Annual Meeting, the Company’s stockholders approved an amendment to the 2006 Stock Incentive Plan, which allows the Company to grant performance-based awards. The Compensation Committee engaged Meridian to assist it in implementing a performance-based equity incentive component to the Company’s long-term equity program. While restricted stock awards provide retention and align an officer’s interests with that of the Company’s stockholders, they are not considered to be wholly performance-based compensation vehicles.

In January 2014, the Company granted performance unit awards to all officers, including the named executive officers that were employed at the time as follows:

Target Number of Shares Issuable Under Performance Unit Awards
Timothy A. Leach	62,869
E. Joseph Wright	16,443
C. William Giraud	11,123
Darin G. Holderness	9,672

The performance units granted to the named executive officers were granted with respect to a performance period that began on January 1, 2014, and will end on December 31, 2016.

In January 2015, the Company granted performance unit awards to all officers, including the current named executive officers, as follows:

Target Number of Shares Issuable Under Performance Unit Awards
Timothy A. Leach	69,460
E. Joseph Wright	18,167
Jack F. Harper	16,030
C. William Giraud	13,892
Darin G. Holderness	10,687

The 2015 performance units granted to the named executive officers were granted with respect to a performance period that began on January 1, 2015, and will end on December 31, 2017.

Each performance unit represents the holder’s right to receive one share of the Company’s common stock, provided that certain performance criteria are met during a specified time period and that the named executive officer remains employed during such specified performance period. The number of shares of the Company’s common stock that may be delivered pursuant to the settlement of that performance unit will range from 0% to 300% of the target number of performance units granted, subject to the level of satisfaction of the performance goal achieved. The performance goal applicable to the performance units is a combination of a total shareholder return (“TSR”) relative to the Company’s peer group and the absolute annualized TSR achieved by the Company during the performance period.

TSR (for the Company or for a peer company, as applicable) is defined as the percentage rate of return that shareholders receive through stock price changes and the receipt of cash dividends, if any, paid over the specific performance period, using the following formula:

TSR = (Closing Value – Initial Value + Cash Dividends) / Initial Value

“Closing Value” generally means the average of the closing price of the common stock on each trading day during the period that begins on the first day of the calendar month in which the last day of the performance period occurs and ending on the last day of the performance period. The “Initial Value” is generally defined to mean the average of the closing price of the common stock on each trading day in the calendar month immediately preceding the performance period. The “Cash Dividends” will be the sum of any cash dividends paid during the applicable performance period.

The relative TSR for the performance units will compare the Company’s TSR to the TSR of the Company’s peer group (see page 25 above for a listing of current peer companies) over the performance period. Using straight line interpolation between levels, the applicable percentage of target performance units that may be earned with respect to the relative TSR goal will be as follows:

Company’s Relative Ranking	Applicable Percentage
90th Percentile or Above	200%
70th Percentile	150%
50th Percentile	100%
25th Percentile	50%
Below the 25th Percentile	0%

The percentage of target performance units that may be earned with respect to the absolute annualized TSR goal will be determined in accordance with the following table:

Company’s Annualized Total Shareholder Return for the Performance Period	Applicable Percentage
Less than 0%	50%
0% to 15%	100%
Greater than 15%	150%

At the end of the performance period, the Compensation Committee must certify whether and to the extent that the performance goals have been achieved and will determine the number of performance units, if any, determined to be earned for the performance period. The number of performance units deemed to be earned will equal the product of the target number of performance units initially granted to the individual multiplied by the percentage determined with respect to relative TSR under the table above and multiplied by the percentage determined with respect to absolute annualized TSR under the table above. Like the restricted stock awards, certain events may modify the general vesting schedule of the performance units, as described in more detail below within the section titled “Potential Payments Upon a Termination or Change of Control.”

Dividend Rights for Equity Awards.    Although the Company has not historically paid dividends on its common stock, the time-based restricted stock awards and the performance units that were granted in 2014 each were designed to provide the holder with certain dividend rights. With respect to the time-based restricted stock awards, if dividends are paid on the common stock during the vesting period for that award, any dividends that are paid in the form of the Company’s common stock will be subject to the same time-based vesting schedule as the underlying award, while dividends that are paid in the form of cash shall be paid to the award holder no later than the end of the calendar year in which the dividend is paid, but in no event later than March 15th of the calendar year following the year in which the dividend is paid. With respect to the performance unit awards, the award holder received dividend equivalent rights, which means that if the Company pays dividends on its common stock during the performance period, the dividend value attributable to the common stock underlying each outstanding performance unit will be accumulated in a bookkeeping account and paid to the award holder if and when the underlying performance unit is settled. However, dividend equivalent rights are capped at the target value of the performance units granted, even if the performance unit is settled at a level that is above target.

Stock Ownership Guidelines.    The Compensation Committee established stock ownership guidelines under which the Company’s Chief Executive Officer is expected to own shares of the Company’s common stock having a market value of at least five times his base salary, and each of the Company’s other executive officers is expected to own shares of the Company’s common stock having a market value of at least three times his respective base salary. All executive officers are expected to meet these guidelines within three years of becoming an executive officer. The Company’s stock ownership guidelines are designed to increase an executive’s equity stake in the Company and to align an executive’s interests more closely with those of the Company’s stockholders. As of December 31, 2014, all of the Company’s executive officers were in compliance with the stock ownership guidelines.

Anti-Hedging, Anti-Pledging Policy.    In March 2014, the Company made certain modifications in its Insider Trading Policy to expressly prohibit directors and officers from entering into equity derivative or other financial instruments that would have the effect of limiting rewards and downward market risk of owning the Company’s securities (including equity securities received as part of the Company’s compensation program). In addition, the revised policy prohibits directors and officers from purchasing Company securities on margin and pledging such securities as security for loans (including with respect to a margin account).

Potential Payments Upon a Termination or Change of Control.    The Company maintains an employment agreement with each of the named executive officers that provides potential severance payments upon the termination of their employment in certain situations. On December 19, 2008, the Company entered into new employment agreements with all of its then-executive officers, which became effective on January 1, 2009. In connection with the January 2009 agreements, the Compensation Committee was advised by its compensation consultant regarding market competitive levels for the compensation related terms and conditions in the new employment agreements. The January 2009 employment agreements were designed so that all officers would have generally similar employment agreements.

Generally, in the event that the employment of the named executive officers are terminated by the Company other than for “cause” (and not by reason of death or disability) or if they terminate their employment following a “change in duties,” the executives will receive severance equal to eighteen months of base salary (twenty-four months of base salary in the case of Mr. Leach), as well as up to twelve months continued medical benefits. If the same termination events fall within the two year period immediately following a change of control, each of the Company’s named executive officers is entitled to an increased severance payment equal to two years of base salary and average annual bonus, accelerated vesting of any unvested stock option and restricted stock awards, and up to eighteen months continued medical benefits.

The performance unit award agreement pursuant to which the 2014 performance units were granted to the named executive officers provides that, in the event of a change of control of the Company during the performance period, the TSR relative to the Company’s peer group and the Company’s absolute annualized TSR will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding performance units will be settled immediately following such date.

The Company believes that these severance and change of control arrangements mitigate some of the risk that exists for executives working in a publicly owned company. These arrangements are intended to attract and retain qualified executives that could have job alternatives that may appear to them to be less risky absent these arrangements. Because of recent significant volatility in the oil and natural gas industry, the transactional nature of the industry historically, and the quality of the Company’s workforce and asset base, there is a possibility that the Company could be acquired in the future. Accordingly, the Company believes that the larger severance packages resulting from terminations related to change of control transactions provide an incentive for executives to continue to help successfully execute such a transaction from its early stages until consummation. The Compensation Committee believes that these severance and change of control arrangements provide important protection to the Company’s executive officers, are consistent with the practices of peer companies and are appropriate for the attraction and retention of executive talent. More information on these severance and change of control agreements can be found below under “Potential Payments Upon a Termination or Change of Control.”

Other Benefits.    The Company’s executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and 401(k) plan, in each case on the same basis as other employees, subject to applicable law. The Company provides vacation and other paid leave to all employees, including the Company’s executive officers, which are comparable to those provided within the oil and natural gas industry. The Company also pays the costs of the executive officers’ annual extensive physical examination.

During 2014, the Company utilized corporate aircraft to facilitate the travel of the Company’s employees in a safe manner and with the best use of their time. Under his employment agreement, Mr. Leach is entitled to utilize the Company’s aircraft for business travel and reasonable personal travel in North America. Other senior executive officers are permitted under limited circumstances to use the Company’s aircraft for personal travel at the discretion of the Chief Executive Officer. The amount of personal use of the Company’s aircraft is reviewed by the Compensation Committee quarterly.

Aggregate incremental cost for personal aircraft usage was determined by calculating the variable costs (which include fuel, catering, aircraft maintenance, landing fees and trip related hangar, parking and pilot costs) for each aircraft during the year, dividing that amount by the total number of hours flown by that aircraft, and multiplying the result by the hours flown for personal use during the year. On occasions when the spouse or other family members of an executive officer accompanies the executive on a flight, no additional direct operating cost is incurred under the foregoing methodology.

Tax and Accounting Policies.    Section 162(m) of the Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of the Company’s Chief Executive Officer and other three most highly paid executive officers (other than its Chief Financial Officer). There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Company’s annual cash incentive plan does not currently meet the definition of performance-based compensation for purposes of Section 162(m) of the Code primarily because it is not formula driven, the performance goals applicable under the plan have not been approved by the Company’s stockholders and the Compensation Committee retains the right to make subjective evaluations of performance, including an assessment of how effectively management adapts to changing industry conditions and opportunities during the year. The performance unit awards utilized in the Company’s executive compensation program are intended to provide performance-based incentive compensation that would be deductible under Section 162(m) of the Code. To maintain flexibility in compensating the Company’s executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

The Company accounts for equity compensation to its employees under FASB ASC Topic 718, which requires the Company to estimate and record an expense over the service period of the award. However, for tax purposes, subject to any limitations under Section 162(m) of the Code, income recognized by employees from nonqualified stock options granted at fair market value should be deductible by the Company, but, to the extent that a stock option constitutes an incentive stock option, the Company will not be allowed a compensation deduction if there is no disqualifying disposition by the optionee. In addition, subject to any limitations under Section 162(m) of the Code, if the Company grants shares of restricted stock, the related compensation expense should be deductible by the Company at the time the award is otherwise taxable to the grantee.

The Company structures annual cash incentive compensation so that it is taxable to its executives at the time it becomes available to them. For tax purposes, cash compensation is recorded as an expense at the time the obligation is accrued and is deductible by the Company subject to limitations under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Members of the Compensation Committee:

Gary A. Merriman (Chairman)

William H. Easter III

John P. Surma

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid to the Company’s executive officers generally consists of base salaries, annual cash incentive payments, awards under the Amended and Restated 2006 Stock Incentive Plan, contributions to the Company’s defined contribution 401(k) retirement plan and miscellaneous perquisites. The table below sets forth information regarding fiscal year 2014 compensation awarded to, earned by or paid to the Company’s named executive officers, which includes the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated executive officers other than its Chief Executive Officer and Chief Financial Officer. The table also sets forth information regarding compensation for the named executive officers during fiscal years 2013 and 2012, where applicable.

Name	Year		Salary		Bonus		Stock Awards(1)	All Other Compensation(2)	Total
Timothy A. Leach	2014		$950,000		$1,520,000		$8,772,740	$149,033	$11,391,773
Chairman, Chief Executive Officer and President	2013		850,000		1,105,000		7,134,726	183,916	9,273,642
	2012		850,000		1,275,000		5,000,004	119,482	7,244,486

E. Joseph Wright	2014		550,000		880,000		4,023,109	102,906	5,556,015
Executive Vice President and Chief Operating Officer	2013		500,000		650,000		3,567,267	36,412	4,753,679
	2012		450,000		573,750		2,200,112	51,395	3,275,257

Jack F. Harper	2014		411,923	(3)	714,000		3,981,549	31,332	5,138,804
Executive Vice President	2013	(4)	—		—		—	—	—
	2012		370,000		400,000	(5)	1,400,061	20,188	2,190,249

C. William Giraud	2014		500,000		600,000		2,721,464	45,395	3,866,859
Executive Vice President, Chief Commercial Officer and Corporate Secretary	2013		425,000		414,375		2,378,178	41,896	3,259,449
	2012		370,000		416,250		1,300,098	27,971	2,114,319

Darin G. Holderness	2014		450,000		540,000		2,366,448	45,240	3,401,688
Senior Vice President and Chief Financial Officer	2013		425,000		414,375		2,140,360	49,749	3,029,484
	2012		375,000		421,875		1,300,098	36,043	2,133,016

(1)

The amounts in these columns represent the aggregate grant date fair value of the restricted stock and performance unit awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeiture. The performance unit awards granted in 2014 and 2013 are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date of the awards. Additional detail regarding the Company’s share-based awards is included in Note 5 to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(2)

The amounts in this column for the fiscal year 2014 consist of (i) the Company’s matching contributions on behalf of each named executive officer under the Company’s 401(k) plan, (ii) life insurance premiums, (iii) the cost of an annual physical and (iv) personal aircraft usage. In 2014, the Company matched contributions on behalf of each named executive officer under the Company’s 401(k) plan in the amount of $23,000 for each of Messrs. Leach, Wright and Holderness, and $17,500 for each of Messrs. Harper and Giraud. Life insurance premiums for the named executive officers in 2014 consisted of $504 for Messrs. Leach, Wright, Giraud and Holderness, and $378 for Mr. Harper. The cost of an annual physical for each of the named executive officers in 2014 was $2,836, $2,836, $3,934 and $3,946 for Messrs. Leach, Wright, Harper and Holderness, respectively. Personal aircraft usage in 2014 for each of the named executive officers amounted to $122,693, $76,566, $9,520, $27,391 and $17,790 for Messrs. Leach, Wright, Harper, Giraud and Holderness, respectively, which represents the aggregate incremental cost to the Company for such use. See “Compensation Discussion and Analysis — Elements of the Company’s Executive Officer Compensation Program —Other Benefits” for a discussion of the calculation methodology of personal aircraft usage.

(3)	Mr. Harper became the Company’s Executive Vice President on March 19, 2014, and this amount represents a proportionate share of his 2014 base salary of $525,000.

(4)	Mr. Harper resigned from the Company on January 2, 2013.

(5)	Mr. Harper’s 2012 bonus was paid pursuant to a separation and release agreement entered into in connection with Mr. Harper’s retirement from the Company on January 2, 2013.

Grants of Plan-Based Awards for 2014

The table below reports all grants of plan-based awards, including restricted stock and performance units, made during 2014 to the Company’s named executive officers under the Amended and Restated 2006 Stock Incentive Plan.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)(3)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target	Maximum
Timothy A. Leach	January 2, 2014	15,718	62,869	188,607	—	$8,772,740
E. Joseph Wright	January 2, 2014	4,111	16,443	49,329	16,443	4,023,109
Jack F. Harper	March 19, 2014	—	—	—	33,682	3,981,549
C. William Giraud	January 2, 2014	2,781	11,123	33,369	11,123	2,721,464
Darin G. Holderness	January 2, 2014	2,418	9,672	29,016	9,672	2,366,448

(1)

The amounts in these columns represent the threshold, target and maximum payouts for the performance unit awards granted to each named executive officer during the 2014 fiscal year. The number of shares shown in the “Threshold” column reflects the lowest possible payout (other than zero) of the number of performance units granted if threshold levels are achieved. If performance is below the threshold, no shares are paid. The number of shares shown in the “Target” column reflects a payout of 100% of the number of performance units granted. The number of shares shown in the “Maximum” column reflects the highest possible payout of 300% of the number of performance units granted. The actual payout of shares may be anywhere between 0% and 300% of the number of performance units granted depending on the Company’s performance at the end of the three-year performance period. See “Compensation Discussion and Analysis — Elements of the Company’s Executive Officer Compensation Program” above for more discussion of the performance units.

(2)

The amounts in these columns represent the restricted stock granted to the named executive officers on the noted date. No option awards were granted to the named executive officers during the 2014 fiscal year.

(3)

The shares of restricted stock granted on January 2, 2014, vest in four equal annual installments beginning one year from the date of grant. The shares of restricted stock granted to Mr. Harper on March 19, 2014, are scheduled to vest on March 19, 2017.

(4)

The amounts in this column represent the grant date fair value of equity awards computed in accordance with FASB ASC Topic 718, disregarding the estimate of forfeiture. The Company values its restricted stock awards based on the average of the high and low market-quoted sales price of the Company’s common stock on the grant date of the award. Generally, the grant date fair value is expensed in the Company’s financial statements over the vesting schedule of the restricted stock. The value of performance units was determined on the grant date using the Monte Carlo simulation method and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards’ performance period, in accordance with FASB ASC Topic 718. See footnote 1 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts. Additional detail regarding the Company’s share-based awards is also included in Note 5 to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth, for each named executive officer, information about equity awards outstanding as of December 31, 2014:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)		Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Timothy A. Leach	5,628	(4)	$561,393
	21,708	(5)	2,165,373
	27,788	(6)	2,771,853	37,051	(9)	$3,695,837
	—		—	62,869	(10)	6,271,183
E. Joseph Wright	2,216	(4)	221,046
	9,552	(5)	952,812
	13,893	(6)	1,385,827	18,525	(9)	1,847,869
	16,443	(7)	1,640,189	16,443	(10)	1,640,189
Jack F. Harper	33,682	(8)	3,359,780
C. William Giraud	1,243	(4)	123,989
	5,644	(5)	562,989
	9,262	(6)	923,885	12,350	(9)	1,231,913
	11,123	(7)	1,109,519	11,123	(10)	1,109,519
Darin G. Holderness	1,407	(4)	140,348
	5,644	(5)	562,989
	8,336	(6)	831,516	11,115	(9)	1,108,721
	9,672	(7)	964,782	9,672	(10)	964,782

(1)

Vesting is accelerated upon termination of employment by reason of death or disability or upon the occurrence of certain events following a change of control of the Company as discussed below in “Potential Payments Upon a Termination or Change of Control.”

(2)	Based on the closing price of the Company’s common stock of $99.75 on December 31, 2014.

(3)	Vesting is accelerated upon the occurrence of certain events following a change of control of the Company as discussed below in “Potential Payments Upon a Termination or Change of Control.”

(4)	These shares of restricted stock vest on February 22, 2015.

(5)	These shares of restricted stock vest in one-half increments on February 21, 2015 and 2016.

(6)	These shares of restricted stock vest in one-third increments on January 2, 2015, 2016 and 2017.

(7)	These shares of restricted stock vest in one-quarter increments on January 2, 2015, 2016, 2017 and 2018.

(8)	These shares of restricted stock vest on March 19, 2017.

(9)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 36-month performance period ending December 31, 2015.

(10)

The number of units listed shows the target number of performance units outstanding. Each performance unit represents a contractual right to receive one share of common stock; provided that the actual number of shares that may be deliverable under an award will range from 0% to 300% of the number of performance units awarded, depending on an absolute annualized TSR and a relative TSR in comparison to an identified peer group during the 36-month performance period ending December 31, 2016.

Option Exercises and Stock Vested

The table below sets forth, for each named executive officer, information about option exercises and lapses of restrictions on restricted stock awards during 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Timothy A. Leach	159,330	$18,052,869	145,993	$16,835,009
E. Joseph Wright	4,363	507,853	36,773	4,214,365
Jack F. Harper	—	—	—	—
C. William Giraud	—	—	30,102	3,458,440
Darin G. Holderness	—	—	32,759	3,806,675

(1)

Represents the number of stock options multiplied by the difference between the exercise price and the average of the high and low market-quoted sales price of the Company’s common stock on the date of exercise.

(2)	Represents the number of shares multiplied by the average of the high and low market-quoted sales price of the Company’s common stock on the vesting date.

Potential Payments Upon a Termination or Change of Control

The Company maintains employment agreements with each of its executive officers that provide for potential severance payments upon a termination of the executive’s employment under various circumstances, and the amount, timing and form of the potential payment of benefits under the employment agreements may vary depending on whether the termination occurs in connection with a change of control. The Company’s rationale for maintaining these agreements with the Company’s executive officers has been detailed within the “Compensation Discussion and Analysis” above. The executive officers’ employment agreements are all substantially similar, so the following discussion will apply to each of the executive officers unless specifically noted otherwise. The Company and Messrs. Leach, Wright and Holderness entered into their current executive employment agreements on December 19, 2008, effective as of January 1, 2009. The Company and Mr. Giraud entered into his executive employment agreement on November 5, 2009. The Company and Mr. Harper entered into his executive employment agreement on March 19, 2014.

Employment Agreement Terms for Messrs. Leach, Wright, Harper, Giraud and Holderness.    An “involuntary termination” is defined in the employment agreements as a termination of an executive’s employment that is not a voluntary resignation by the executive, unless such resignation occurs on or before a date that is sixty days following the date the executive receives a notice that a change in duties has occurred; an involuntary termination also does not include termination for “cause” or any termination that results from the executive’s death or disability. A “change in duties” has two alternative definitions depending on whether or not the event happens within the two year period beginning on the date a change of control has occurred (the “change of control period”). A change in duties within a change of control period means (i) a material reduction in the nature or scope of an executive’s authorities or duties; (ii) a reduction in an executive’s base salary; (iii) a diminution in an executive’s eligibility to participate in bonus, stock option, incentive award and other compensation plans; (iv) a material diminution in an executive’s employee benefits and perquisites, or (v) a change in the location of an executive’s principal place of employment by more than ten miles. A change of duties prior to or following a change of control period will consist of a reduction in the rank of an executive’s title as an officer of the Company, a reduction in an executive’s base salary, or a material diminution in an executive’s employee benefits and perquisites from those substantially similar to those provided to similarly situated executives.

A termination for “cause” generally means that an executive (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of his duties; (ii) has materially breached any material provision of his employment agreement, corporate policy or code of conduct established by the Company; (iii) has willfully engaged in conduct that is materially injurious to the Company; (iv) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company; (v) has been convicted of a crime involving fraud, dishonesty or moral turpitude or any felony; (vi) has refused, without proper reason, to perform his duties; or (vii) has used Company securities owned or controlled by the executive as collateral for a securities margin account.

An executive will have incurred a “disability” if, as a result of an executive’s incapacity due to physical or mental illness, the executive has not been able to perform his full-time duties for a period of six consecutive months, and is unable to return to full-time employment within thirty days of receiving a notice of a termination.

A “change of control” is generally defined as: (i) a merger, consolidation, or the sale of all or substantially all of the Company’s assets if (a) the holders of the Company’s securities prior to the transaction no longer own more than 50% of the securities of the resulting company immediately following the transaction in essentially the same proportion that existed immediately prior to the transaction, or (b) the members of the Company’s Board of Directors immediately prior to the transaction do not also constitute a majority of the board of directors of the resulting entity immediately after the transaction; (ii) the dissolution or complete liquidation of the Company; (iii) the date any person or entity acquires ownership or control of 50% or more of the combined voting power of the Company’s outstanding securities; or (iv) the members of the Company’s Board of Directors as of November 19, 2010 (March 19, 2014, in the case of Mr. Harper), and certain individuals who become directors after such date with the approval of certain members of the Company’s Board of Directors, cease to constitute a majority of the board.

Potential Severance Benefits for Messrs. Leach, Wright, Harper, Giraud and Holderness.    In the event that one of these executive’s employment is terminated due to his death or disability, the executive or his estate will receive a payment equal to his annual base salary, to be paid out in eighteen equal monthly installments (or twenty-four months in the case of Mr. Leach), as well as a lump sum payment thirty days after the termination that equals the pro-rated annual target bonus for the year in which the termination occurs.

If an involuntary termination occurs outside of a change of control period, the executive will continue to receive his base salary for eighteen months (or twenty-four months in the case of Mr. Leach) and the Company will reimburse him for up to twelve months for the amount by which the cost of his continued coverage under the Company’s group health plans exceeds the employee contribution amount that the Company charges its active executives for similar coverage.

An involuntary termination within the change of control period, however, will trigger a severance payment equal to two times the sum of his annual base salary and average annual bonus. The average annual bonus will typically be calculated using the bonus with respect to the previous two years. The severance payments will either be paid in a single payment on the fifth day following the executive’s termination of employment, subject to any delay required under Section 409A of the Code, or divided into eighteen monthly installments (or twenty-four monthly installments in the case of Mr. Leach), depending on the nature of the change of control. All of the executive’s stock options and restricted stock awards will vest in full, and the Company will reimburse the executive for up to eighteen months for the amount by which the cost of his continued coverage under the Company’s group health plans exceeds the employee contribution amount that the Company charges the Company’s active executives for similar coverage. If any of the severance payments described in this paragraph or the preceding paragraph are not made when due, the Company shall also pay interest on the amount payable from the date it should have been made until such time as the payment is actually made, interest to be the prime or base rate of interest announced by JPMorgan Chase Bank (or any successor thereto) at its principal New York office.

The employment agreements do not provide for tax “gross-up” payments. If the total amount of payments to be provided by the Company in connection with a change of control would cause any of the named executive officers to incur “golden parachute” excise tax liability, then the payments provided under the employment agreement will be reduced to the extent necessary to eliminate the application of the excise tax if that will leave him in a better after-tax position than if no such reduction had occurred; this generally means that the full payment would be reduced to $1.00 less than three times the executive’s base amount (as defined in Section 280G of the Code).

Restrictions and Conditions to Receiving Severance Benefits under the Employment Agreements.    Each executive must execute and not revoke a general release agreement before receiving any severance or benefits pursuant to his employment agreement. The release shall discharge the Company and its affiliates, as well as officers, directors and employees of the Company and its affiliates, from any claims or judicial actions arising out of the executive’s employment or termination of employment. The release must generally be executed and irrevocable within fifty-five days of the executive’s termination of employment, or, if applicable, prior to the date on which any payment will be provided to the executive.

Section 409A of the Code can subject an executive to a 20% tax, in addition to normal income taxes, in the event that payments are not structured to be compliant with Section 409A of the Code and its regulations. If the executives are “specified employees” according to Section 409A of the Code at the time of their termination of employment, the payment of severance benefits may be delayed for a period of six months in order to remain in compliance with this Code section, despite the timing otherwise provided for in the employment agreements. This six month delay period will not be considered a “late” payment, however, for purposes of crediting late payments with interest as described above.

The named executive officers are also subject to non-compete and related restrictions. During the term of his employment agreement and for a period of one year following a termination of employment for any reason (the “non-compete period”), the executive may not hire, contract or solicit the Company’s employees for his own benefit or for the benefit of any other person or entity, nor may he encourage any Company employee to leave the Company’s employ for any reason. Within the geographical area or market where the Company is conducting (or within the twelve months prior to the executive’s termination of employment, has conducted) business, the executive may not participate in the ownership, management, operation of or have any financial interest in a business that is similar to the Company or that is a competitor of the Company, attempt to solicit or divert the Company’s customers or vendors, or call upon a prospective acquisition candidate on his own behalf or on behalf of another entity if the Company is also negotiating for that potential acquisition. However, in the event the executive resigns under circumstances that would not be considered an involuntary termination or either party provides written notice to the other that the term of the employment agreement will not automatically renew, then the post-employment restriction relating to the participation in the ownership, management, operation or financial interest in a competitive operation will only apply for a number of months (not in excess of twelve) selected by the Company and the Company must continue to pay the executive his base salary for the number of months, if any, selected by the Company.

Long-Term Incentive Plan.    In addition to the restricted stock awards as noted within the executive employment agreements, certain restricted stock awards granted under the Company’s Amended and Restated 2006 Stock Incentive Plan also provide for the accelerated vesting of such awards in various termination of employment and change of control scenarios. While the named executive officers are generally granted time-based restricted stock awards under the Amended and Restated 2006 Stock Incentive Plan that have a vesting period of four years, the occurrence of a termination of employment by reason of death or disability or the occurrence of an involuntary termination within the two year-period after a change of control will result in the full vesting of the restricted stock. The definitions for change of control and involuntary termination in the Amended and Restated 2006 Stock Incentive Plan restricted stock award agreements are substantially similar to the corresponding terms as found in the employment agreements. The performance unit award agreement pursuant to which the performance units were granted to the named executive officers provides that, if employment is terminated during the performance period due to death, disability or retirement at or after having attained age 65, the recipient is entitled to receive payment with respect to his or her performance units based on actual performance for the performance period (which payment will be pro-rated in the event of retirement). In the event of a change of control of the Company during the performance period, the TSR relative to the Company’s peer group and the Company’s absolute annualized TSR will be determined based on actual performance as if the performance period ended on the date of the change of control, and outstanding performance units will be settled immediately following such date.

The table below summarizes potential payments to each named executive officer assuming that one of the events described in the table below occurs. The table assumes that the event occurred on December 31, 2014, when the closing price of the Company’s common stock was $99.75. The values below are the Company’s best estimate of the severance payments and benefits the executives would receive upon a termination of employment or a change of control as of December 31, 2014, as a true value could not be determined with absolute certainty until an actual termination or change of control of the Company occurs. The Company has also assumed for purposes of these calculations that all payments were made in a timely manner and that no interest accrued on the original payment amount.

Name	Voluntary Termination(1)	Involuntary Termination Outside of a Change of Control Period(2)	Involuntary Termination Within a Change of Control Period(3)	Change of Control; No Termination(4)	Termination Due to Death or Disability(5)
Timothy A. Leach:
Salary	$950,000	$1,900,000	$1,900,000	$—	$950,000
Bonus	—	—	2,380,000	—	950,000
Accelerated Equity	—	—	17,223,733	11,725,114	17,223,733
Continued Medical	—	20,715	31,072	—	—

Total(6)	$950,000	$1,920,715	$21,534,805	$11,725,114	$19,123,733

E. Joseph Wright:
Salary	$550,000	$825,000	$1,100,000	$—	$550,000
Bonus	—	—	1,223,750	—	550,000
Accelerated Equity	—	—	8,698,699	4,498,825	8,698,699
Continued Medical	—	20,715	31,072	—	—

Total(6)	$550,000	$845,715	$11,053,521	$4,498,825	$9,798,699

Jack F. Harper:
Salary	$525,000	$787,500	$1,050,000	$—	$525,000
Bonus	—	—	892,500	—	446,250
Accelerated Equity	—	—	3,359,780	—	3,359,780
Continued Medical	—	24,660	36,991	—	—

Total(6)	$525,000	$812,160	$5,339,271	$—	$4,331,030

C. William Giraud:
Salary	$500,000	$750,000	$1,000,000	$—	$500,000
Bonus	—	—	830,626	—	375,000
Accelerated Equity	—	—	5,734,229	3,013,847	5,734,229
Continued Medical	—	20,549	30,824	—	—

Total(6)	$500,000	$770,549	$7,595,679	$3,013,847	$6,609,229

Darin G. Holderness:
Salary	$450,000	$675,000	$900,000	$—	$450,000
Bonus	—	—	836,250	—	337,500
Accelerated Equity	—	—	5,181,215	2,681,580	5,181,215
Continued Medical	—	20,668	31,002	—	—

Total(6)	$450,000	$695,668	$6,948,467	$2,681,580	$5,968,715

(1)

This column represents the amounts payable to the executive if he resigns under circumstances that would not be considered an involuntary termination or if either party to the employment agreement provides written notice to the other that the term of the employment agreement will not automatically renew. Under such circumstances, the employment agreements of Messrs. Leach, Wright, Harper, Giraud and Holderness provide the Company with the option to choose the number of months in which to enforce certain post-employment non-compete provisions. The values disclosed in this column assume that the Company has chosen to enforce the non-compete provisions for the maximum allowable time period of twelve months, although these amounts would be lower in the event that the Company chooses a shorter period of time.

(2)

The values in this column for “Salary” reflect the aggregate amount of continued monthly salary (as in effect on December 31, 2014) for Mr. Leach for a period of twenty-four months, and for Messrs. Wright, Harper, Giraud and Holderness, a period of eighteen months. The values in this column for “Continued Medical” include twelve months of continued coverage for each eligible executive and his dependents.

(3)

The values in this column for “Salary” reflect two times the executive’s annual base salary as in effect on December 31, 2014. The values in this column for “Bonus” were calculated in accordance with the bonus provisions of each executive’s employment agreement described above. Pursuant to Mr. Harper’s employment agreement, his annual bonus for each of the two years preceding 2014 is deemed to be an amount equal to 85% of his annual base salary. The values in this column for “Accelerated Equity” for each individual include the accelerated value of unvested restricted stock and performance unit awards held by each executive as of December 31, 2014. The amounts in this column for “Continued Medical” include eighteen months of continued coverage for each executive and his dependents.

(4)

This column represents what each executive would receive upon a change of control on December 31, 2014, without a termination of employment. The values in this column for “Accelerated Equity” for each individual include the accelerated value of performance unit awards held by each executive as of December 31, 2014.

(5)

The values in this column for “Salary” represent the executive’s annual salary (as in effect on December 31, 2014). The values in this column for “Bonus” include the executive’s full target bonus for the 2014 year, as a proration was unnecessary for a termination on December 31, 2014. The values in this column for “Accelerated Equity” include the accelerated value of unvested restricted stock and performance unit awards held by each executive as of December 31, 2014.

(6)

The total represents the maximum value of the payments and benefits that the executive would receive upon the occurrence of a change of control or the referenced termination of employment. However, if the total amount of payments and benefits to be provided to the executive would cause the executive to incur “golden parachute” excise tax liability, then any payments and benefits provided under the executive’s employment agreement may be reduced to the extent necessary to eliminate the application of the excise tax if that will leave the executive in a better after-tax position than if no such reduction had occurred. Accordingly, the total value of the payments and benefits that the executive would receive under such circumstances may be less than the total reflected in the table.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•	The Company’s compensation program for its executive officers provides a balanced mix of (i) cash and equity, (ii) annual and longer-term incentives and (iii) time-based and performance-based awards.

•

The Company’s long-term incentive component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is weighted towards long-term achievement, with vesting generally occurring over a four year period from the date of grant.

•

The Company’s annual cash incentive award program for its executive officers is ultimately subject to the negative discretion of the Compensation Committee, which considers the risks facing the Company and the market conditions at the time of the award.

•	The Board of Directors has established substantial stock ownership guidelines for the Company’s directors and executive officers, as well as all other officers of the Company.

•	All non-officer employees of the Company receive a significant equity award each year, which generally vest three years after the date of grant.

•	The Company sets proper ethical and moral expectations through its policies and procedures and provides various mechanisms for reporting issues.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Merriman, Easter and Surma served as members of the Compensation Committee in 2014. During 2014, no member of the Compensation Committee served as an executive officer of the Company, and no such person had any relationship with the Company requiring disclosure herein. None of the Company’s executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of common stock as of April 6, 2015, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701.

Name of Beneficial Owner or Identity of Group	Number of Shares	Percentage of Class(1)(2)
Capital World Investors(3)	12,874,322	10.7%
Prudential Financial, Inc.(4)	10,801,128	9.5%
The Growth Fund of America(5)	8,666,006	7.2%
T. Rowe Price Associates, Inc.(6)	8,057,420	6.7%
BlackRock, Inc.(7)	7,556,643	6.3%
The Vanguard Group(8)	7,043,191	5.9%
Timothy A. Leach(9)(10)	878,574	*
E. Joseph Wright(9)(11)	160,460	*
Jack F. Harper(9)(12)	63,686	*
C. William Giraud(9)(13)	63,399	*
Darin G. Holderness(9)(14)	59,314	*
Steven L. Beal(9)(15)(17)	151,604	*
Tucker S. Bridwell(9)(16)(17)	129,973	*
William H. Easter III(9)(17)(18)	33,005	*
Gary A. Merriman(9)(17)	10,985	*
Ray M. Poage(9)(17)	21,005	*
Mark B. Puckett(9)(17)	23,241	*
John P. Surma(9)(17)	6,105	*
All directors and executive officers as a group (14 persons)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)	1,699,218	1.4%

*	Less than 1%.

(1)	Based upon an aggregate of 120,015,396 shares outstanding as of April 6, 2015.

(2)

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. In all instances where ownership of unvested restricted stock is reported below, the individual has the sole power to vote such shares but no investment power.

(3)

According to Amendment No. 7 to a Schedule 13G, dated February 6, 2015, and filed with the SEC by Capital World Investors on February 13, 2015, it has sole voting power and sole dispositive power over all of these shares. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)

According to Amendment No. 3 to a Schedule 13G, dated January 27, 2015, and filed with the SEC by Prudential Financial, Inc. on January 27, 2015, it has sole voting and dispositive power over 555,656 of these shares, shared voting power over 6,736,631 of these shares and shared dispositive power over 10,245,472 of these shares. In addition, this amount also includes 10,793,353 shares beneficially owned by Jennison Associates LLC, a wholly owned subsidiary of Prudential Financial, Inc. According to Amendment No. 3 to a Schedule 13G, dated February 9, 2015, and filed with the SEC by Jennison Associates LLC on February 9, 2015, it has sole voting power over 7,284,512 of those shares, no voting power over the remainder, and shared dispositive power over all 10,793,353 of them. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102, and the address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017.

(5)

According to a Schedule 13G, dated February 9, 2015, and filed with the SEC by The Growth Fund of America on February 13, 2015, it has sole voting power over all of these shares and no dispositive power (sole or shared) over these shares. The address of The Growth Fund of America is 333 South Hope Street, Los Angeles, California 90071.

(6)

According to Amendment No. 3 to a Schedule 13G, dated February 17, 2015, and filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) on February 15, 2015, the address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. The securities shown as beneficially owned by Price Associates are owned by various individual and institutional investors, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)

According to Amendment No. 1 to a Schedule 13G, dated January 12, 2015, and filed with the SEC by BlackRock, Inc. on February 9, 2015, it has sole voting power over 6,385,906 of these shares, no voting power over the remainder and sole dispositive power over all of these shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(8)

According to Amendment No. 1 to a Schedule 13G, dated February 9, 2015, and filed with the SEC by The Vanguard Group on February 11, 2015, it has sole voting power over 109,242 of these shares, no voting power over the remainder, shared dispositive power over 99,099 of these shares and sole dispositive power over 6,944,092 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)	Executive officer or director of the Company.

(10)

Includes 29,379 shares of unvested restricted stock. Also includes 148,582 shares owned directly by a partnership, of which Mr. Leach is the manager of its general partner. Mr. Leach disclaims beneficial ownership of these shares of common stock, except to the extent of his pecuniary interest therein.

(11)	Includes 44,538 shares of unvested restricted stock.

(12)	Includes 49,712 shares of unvested restricted stock.

(13)	Includes 31,231 shares of unvested restricted stock.

(14)	Includes 26,320 shares of unvested restricted stock.

(15)	Includes 50,000 shares owned directly by a partnership, of which Mr. Beal is the manager of its general partner.

(16)

Includes 20,000 shares owned by Mansefeldt Investment Corporation and 88,000 shares owned by the Dian Graves Owen Foundation. Mr. Bridwell disclaims beneficial ownership of all securities owned by Mansefeldt Investment Corporation and the Dian Graves Owen Foundation. Also includes 2,500 shares owned directly by a partnership, of which Mr. Bridwell is the manager of its general partner. Mr. Bridwell disclaims beneficial ownership of these shares of common stock, except to the extent of his pecuniary interest therein.

(17)	Includes 1,905 shares of unvested restricted stock.

(18)	Includes 31,100 shares that Mr. Easter holds indirectly through a trust with his spouse.

(19)

Includes an aggregate 432,344 shares of unvested restricted stock owned by all directors and executive officers of the Company. Also includes an aggregate 17,452 shares that are subject to stock options that were exercisable as of or will become exercisable within sixty days of April 6, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Section 16 officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2014.

RELATED PERSON TRANSACTIONS

The Board of Directors has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company’s proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company’s participation in such transactions under the Company’s Related Persons Transaction Policy adopted by the Board of Directors (“RPT Policy”) on November 7, 2012, which pre-approves certain related person transactions, including:

•	any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402;

•	director compensation which is required to be reported in the Company’s proxy statement under Item 402; and

•

any transaction with an entity at which the related person’s only relationship is as a director or manager (other than sole director or manager) or beneficial owner of less than 10% of the entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the entity’s annual revenues.

The Audit Committee Chairman may approve any related person transaction in which the aggregate amount involved is expected to be less than $120,000. A summary of such approved transactions and each new related person transaction deemed pre-approved under the RPT Policy is provided to the Audit Committee for its review. The Audit Committee has the authority to modify the RPT Policy regarding pre-approved transactions or to impose conditions upon the ability of the Company to participate in any related person transaction.

There have been no related person transactions since the beginning of 2014 which were required to be reported in “Related Person Transactions” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Royalty Payment.    The Company owns leases of certain mineral interests from a partnership in which Mr. Bridwell, one of the Company’s directors, is the general partner and in which he holds a 3.5% interest. The Company paid royalties to the partnership of approximately $15.2 million during 2014.

Overriding Royalty Interests.    Prior to the formation of Concho Equity Holdings Corp. in 2004, Messrs. Beal, Leach and Wright acquired working interests in 120 undeveloped acres located in Lea County, New Mexico. In connection with the formation of Concho Equity Holdings Corp., a predecessor of the Company, these working interests were sold to that company in November 2004 for $120,000 in the aggregate, and Messrs. Beal, Leach and Wright each retained a 0.25% overriding royalty interest in any production attributable to this acreage. The Company made payments of approximately $232,000 during 2014 attributable to such overriding royalty interests.

Oil and Gas Lease.    On March 2, 2015, the Company entered into an oil and gas lease for approximately 37 net acres from Davis Partners, Ltd. In addition, the Company received an assignment of interests in approximately 67 net acres from Davis Partners, Ltd. The total consideration paid by the Company to Davis Partners Ltd. in connection with these transactions was approximately $523,000. Mr. Harper’s wife and her family hold a controlling interest in Davis Partners, Ltd.

Demand Registration Rights.    The Company is a party to a registration rights agreement with certain of its stockholders, including certain of the Company’s executive officers and the former stockholders of Concho Equity Holdings Corp., which was later merged into a wholly-owned subsidiary of the Company. According to the registration rights agreement, holders of 20% of the aggregate shares held by the former stockholders of Concho Equity Holdings Corp. may request in writing that the Company register their shares by filing a registration statement under the Securities Act of 1933 (the “Securities Act”), so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $50 million.

Piggy-back Registration Rights.    If the Company proposes to file a registration statement under the Securities Act relating to an offering of the Company’s common stock (other than on a Form S-4, a Form S-8 or a shelf registration on Form S-3), upon the written request of holders of registrable securities, the Company will use its commercially reasonable efforts to include in such registration, and any related underwriting, all of the registrable securities requested to be included, subject to customary cutback provisions. There is no limit to the number of these “piggy-back” registrations in which these holders may request their shares be included.

Registration Procedures and Expenses.    The Company generally will bear the registration expenses incurred in connection with any registration, including all registration, filing and qualification fees, printing and accounting fees, but excluding underwriting discounts and commissions. The Company has agreed to indemnify the subject stockholders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the registration rights agreement. The Company is not obligated to effect any registration more than one time in any six-month period and these registration rights terminate on August  7, 2017.

ITEM FOUR:    ADVISORY VOTE TO APPROVE THE COMPENSATION

                           OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter to the Company, the Board of Directors and the Compensation Committee and the Company’s stockholders. As required pursuant to Section 14A of the Exchange Act, the Company is asking its stockholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of the Company’s named executive officers as disclosed under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in this proxy statement.

The Compensation Committee continuously reviews, evaluates and updates the Company’s executive compensation programs to ensure that the Company provides rewards for individual performance, team achievements and corporate results and encourages an ownership mentality among the Company’s executives and other key employees. The success of the Company and its ability to maximize stockholder value is dependent on its ability to attract, retain and motivate the best available talent in the energy industry. As such, the Compensation Committee views the Company’s most important asset, its people, as an investment rather than an expense. Consequently, the Compensation Committee has developed overarching objectives for its executive compensation program, which are as follows:

•	attract, retain and motivate the best available talent in the energy industry;

•	align the interests of the Company’s executive officers with those of its stockholders; and

•	pay for performance, whereby an executive officer’s total compensation opportunity will be heavily influenced by the Company’s performance, as well as the executive officer’s individual performance.

To accomplish these objectives, the Company provides what it believes is a competitive total compensation package to the Company’s executive officers through a combination of base salary, performance-based annual cash incentive awards, long-term equity incentive compensation and broad-based benefit programs.

The Board of Directors requests the support of the Company’s stockholders for the compensation of the Company’s named executive officers as disclosed in this proxy statement. This advisory vote to approve the compensation of the Company’s named executive officers gives its stockholders the opportunity to make their opinions known about the Company’s executive compensation programs. As the Company seeks to align the Company’s executive compensation programs with the interests of its stockholders while continuing to retain key talented executives that drive the Company’s success, it asks that its stockholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy and policies and the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including under “Compensation Discussion and Analysis” and the compensation tables and narrative discussion under “Executive Compensation” contained in the proxy statement.”

This vote on the compensation of the Company’s named executive officers is only advisory and not binding on the Company, the Board of Directors or the Compensation Committee. Although the outcome of this advisory vote on the compensation of the Company’s named executive officers is non-binding, the Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for the Company’s named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED UNDER “COMPENSATION DISCUSSION AND ANALYSIS” AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION UNDER “EXECUTIVE COMPENSATION” CONTAINED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Stockholder Proposals; Director Nominations

Any stockholder desiring to present a stockholder proposal at the Company’s 2016 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement must send the proposal to the Company’s Corporate Secretary at One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, so that it is received no later than December 22, 2015. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote at the Company’s 2016 Annual Meeting of Stockholders may propose business (other than proposals to be included in the Company’s proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2016 Annual Meeting of Stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of the Company’s bylaws and SEC rules and regulations. Such proposal must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at the address shown above, so that it is received between December 22, 2015, and January 21, 2016.

The Company’s Nominating & Governance Committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the Board of Directors and other sources. The procedures to be followed by stockholders in submitting such recommendations is described in the Company’s Amended and Restated Policies and Procedures Relating to Disclosures Required by Item 407 of Regulation S-K, which is available on the Company’s website at ir.concho.com/investors/corporate-governance/committee-composition-and-governance-documents.

Solicitation of Proxies

The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material. The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”) and Broadridge Financial Solutions will assist the Company in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. In addition, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders of the Company. The costs of the solicitation, including the cost of the preparation, assembly, printing and mailing of this Notice and Proxy

Statement, the proxy card, the Company’s 2014 Annual Report to Stockholders and any additional information furnished to stockholders, will be borne by the Company. Okapi Partners LLC has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $7,000, plus expenses.

Stockholder List

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Midland, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Proxy Materials, Annual Report and Other Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2015:

A COPY OF THE NOTICE AND PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014 AND THE 2014 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE AT ir.concho.com/investors/financial-reports/annual-reports-and-proxy.

The Company’s Annual Report to Stockholders for the year ended December 31, 2014, is being mailed to stockholders concurrently with this Proxy Statement and does not form a part of the proxy solicitation material.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: General Counsel.

Stockholders who are beneficial owners, but not the record holders, who share a single address may receive only one copy of the Company’s Notice and Proxy Statement, the Company’s 2014 Annual Report to Stockholders and, as applicable, any additional proxy materials that are delivered, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the stockholders. A copy of this Notice and Proxy Statement and the Company’s Annual Report to Stockholders will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of this Notice and Proxy Statement or the Company’s Annual Report to Stockholders was delivered. Requests may be made by writing to Concho Resources Inc., One Concho Center, 600 West Illinois Avenue, Midland, Texas 79701, Attention: General Counsel or by calling 432-683-7443.

Internet and Telephone Voting

For shares of stock that are registered in your name, you may vote by Internet or telephone using procedures provided by the Company’s transfer agent, AST. Votes submitted by Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 3, 2015. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your voting instruction form or other materials provided by the record holder to determine whether you can vote by Internet or telephone.

* * * * * *

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE OR BY USING THE INTERNET OR TELEPHONE VOTING PLATFORMS.

Appendix A

CONCHO RESOURCES INC.

2015 STOCK INCENTIVE PLAN

I.    PURPOSE OF THE STOCK INCENTIVE PLAN; PRIOR PLANS

The purpose of the CONCHO RESOURCES INC. 2015 STOCK INCENTIVE PLAN (the “Stock Incentive Plan”) is to provide a means through which CONCHO RESOURCES INC., a Delaware corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Stock Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Stock Incentive Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

The Stock Incentive Plan as set forth herein constitutes an amendment and restatement of the Company’s 2006 Stock Incentive Plan as amended and restated effective as of April 19, 2012 (the “Prior Plan”). The Prior Plan constituted an amendment and restatement of the Company’s 2006 Stock Incentive Plan as originally adopted in 2006 (the “2006 Plan”), which originally adopted plan constituted an amendment and restatement of the Concho Equity Holdings Corp. 2004 Stock Option Plan (the “2004 Plan”). Except as provided in the following sentence, the Stock Incentive Plan shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, (a) each stock option granted under the 2004 Plan prior to June 1, 2006, shall be subject to the terms and provisions applicable to such stock option under the 2004 Plan, as in effect immediately prior to June 1, 2006, subject to adjustments in the number and class of shares of capital stock subject to each such stock option, and in the exercise price thereof, in connection with the Company’s assumption of the 2004 Plan and such stock option, as provided in the 2006 Plan, and (b) each other award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date, except that any such award that is an Option shall also be subject to the provisions of Paragraph VII(f) of the Plan.

II.    DEFINITIONS

The following definitions shall be applicable throughout the Stock Incentive Plan unless specifically modified by any paragraph:

“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Award” means, individually or collectively, any Option, Restricted Stock Award, or Performance Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Stock Incentive Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph X.

“Company” means Concho Resources Inc., a Delaware corporation.

“Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

“Corporate Change” shall have the meaning assigned to such term in Paragraph X(c) of the Stock Incentive Plan.

“Director” means an individual who is a member of the Board.

“Effective Date” means April 14, 2015.

An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock, if the Common Stock is listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

“Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

“Option” means an Award granted under Paragraph VII of the Stock Incentive Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

“Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

“Participant” means an employee, Consultant, or Director who has been granted an Award.

“Performance Award” means an Award granted under Paragraph IX of the Stock Incentive Plan.

“Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

“Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) net income or net income margin (before or after taxes), (vi) cash flow, cash flow from operations or return on investment, (vii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (viii) economic value added, (ix) return on capital, assets, net assets or equity, (x) operating income, operating income margin or operating margin, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) the amount of oil and/or gas reserves, (xiv) oil and/or gas reserve additions and/or replacements, (xv) costs of finding and/or developing oil and/or gas reserves, (xvi) oil and/or gas replacement ratios, (xvii) oil and/or gas production or production growth, (xviii) total stockholders’ return, (xix) capital expenditures, (xx) lease operating expenses, (xxi) general and administrative expenses, (xxii) net asset value, (xxiii) operating costs, or (xxiv) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or Affiliates of the Company alone, or the Company together with one or more of its business units or Affiliates. In addition, subject to any limitations under section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

“Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

“Restricted Stock Award” means an Award granted under Paragraph VIII of the Stock Incentive Plan.

“Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

“Stock Incentive Plan” means the Concho Resources Inc. 2015 Stock Incentive Plan, as amended from time to time.

III.    EFFECTIVE DATE AND DURATION OF THE STOCK INCENTIVE PLAN

This amendment and restatement of the Stock Incentive Plan shall be effective as of the Effective Date, provided this amendment and restatement is approved by the stockholders of the Company at the 2015 annual meeting of the Company’s stockholders. If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the Stock Incentive Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Stock Incentive Plan shall continue in effect under the terms of the grant; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the Stock Incentive Plan, as in effect prior to this amendment and restatement and as may be otherwise amended hereafter. No further Awards may be granted under the Stock Incentive Plan after 10 years from the Effective Date. The Stock Incentive Plan shall remain in effect until all Options granted under the Stock Incentive Plan have been exercised or expired, all Restricted Stock Awards granted under the Stock Incentive Plan have vested or been forfeited, and all Performance Awards have been satisfied or expired.

IV.    ADMINISTRATION

(a) Composition of Committee.    The Stock Incentive Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Directors who are both (i) outside

Directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder) and (ii) non-employee Directors (within the meaning of Rule 16b-3).

(b) Powers.    Subject to the express provisions of the Stock Incentive Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option or Restricted Stock Award, and the number of shares of Common Stock to be subject to or the value of each Performance Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers.    The Committee shall have such additional powers as are delegated to it by the other provisions of the Stock Incentive Plan. Subject to the express provisions of the Stock Incentive Plan, this shall include the power to construe the Stock Incentive Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Stock Incentive Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Stock Incentive Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Stock Incentive Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Stock Incentive Plan shall be conclusive.

(d) Delegation of Authority by the Committee.    Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Stock Incentive Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Stock Incentive Plan, and the right to grant Awards under the Stock Incentive Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Stock Incentive Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.    SHARES SUBJECT TO THE STOCK INCENTIVE PLAN; AWARD LIMITS; GRANT

OF AWARDS

(a) Shares Subject to the Stock Incentive Plan and Award Limits.    Subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan through Incentive Stock Options, shall not exceed 10,500,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Prior Plan, the 2006 Plan or the 2004 Plan). Shares shall be deemed to have been issued under the Stock Incentive Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Stock Incentive Plan. In addition, shares issued under the Stock Incentive Plan and forfeited back to the Stock Incentive

Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Stock Incentive Plan. Notwithstanding any provision in the Stock Incentive Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Stock Incentive Plan to any one individual during the period beginning on the Effective Date and ending on the last day of the term of the Stock Incentive Plan may not exceed 50% of the number of additional shares made subject to the Stock Incentive Plan effective as of the Effective Date (subject to adjustment from time to time in accordance with the provisions of the Stock Incentive Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $15,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards granted to employees that are canceled or repriced. In addition, and notwithstanding any provision herein to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any individual, non-employee Director during any single calendar year beginning on or after January 1, 2015 shall not exceed $600,000; provided, however, that such limitation shall be (x) $900,000 in the first year an individual becomes a non-employee Director and (y) determined without regard to grants of Awards, if any, made to a non-employee director during any period in which such individual was an employee or Consultant.

(b) Grant of Awards.    The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Stock Incentive Plan in accordance with the terms of the Stock Incentive Plan.

(c) Stock Offered.    Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Stock Incentive Plan shall cease to be subject to the Stock Incentive Plan but, until termination of the Stock Incentive Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Stock Incentive Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Stock Incentive Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

VI.    ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Stock Incentive Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, or any combination thereof.

VII.    STOCK OPTIONS

(a) Option Period.    The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option.    An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement.    Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Stock Incentive Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Stock Incentive Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Stock Incentive Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

(e) Option Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph X, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f) Restrictions on Repricing of Options.    Subject to the provisions of Paragraph X, the terms of outstanding Option Agreements may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options, (ii) grant a new Option or other Award in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (iii) exchange any Option for shares of Common Stock, cash or other consideration when the exercise price per share of Common Stock under such Option exceeds the Fair Market Value of the underlying shares, or (iv) take any other action that would be considered a “repricing” of an Option under the listing standards of the New York Stock Exchange or, if the Common Stock is not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Common Stock is listed. Subject to Paragraph X and the last sentence of Paragraph VII(d), the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the per share exercise price of any outstanding Options or to cancel and replace any outstanding Options with the grant of Options having a per share exercise price that is equal to or greater than the per share exercise price of the original Options.

(g) Stockholder Rights and Privileges.    The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been delivered to the Participant.

(h) Options in Substitution for Options Granted by Other Employers.    Options may be granted under the Stock Incentive Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.    RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee.    Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b) Other Terms and Conditions.    Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock.    The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.    Subject to any limitations imposed under section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e) Restricted Stock Agreements.    At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Stock Incentive Plan, provided that, except as otherwise provided in the Stock Incentive Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

IX.    PERFORMANCE AWARDS

(a) Performance Period.    The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

(b) Performance Measures.    A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof under a Performance Measure during the performance period. With respect to Performance Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code, the Committee shall establish the initial Performance Measures applicable to such performance within any time period required under section 162(m) of the Code and applicable authority thereunder. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

(c) Awards Criteria.    In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(d) Payment.    Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(e) Termination of Award.    A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(f) Performance Award Agreements.    At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate, including, in the discretion of the Committee, the payment of dividend equivalents on any shares of Common Stock at the time of payment of the Performance Award (or at such other time designated by the Committee) for the period beginning on the date of grant and ending on the date of payment of the Performance Award (or for such other period designated by the Committee). The terms and provisions of the respective Performance Award Agreements need not be identical.

X.    RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power.    The existence of the Stock Incentive Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends.    The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes.    If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard (a “recapitalization”), (A) the Committee shall equitably adjust the number and class of shares of Common Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such recapitalization and shall adjust the number and class of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such recapitalization and (B) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock (or other securities) that may be delivered with respect to Awards under the Plan as provided in Paragraph V(a), the individual Award limitations set forth in Paragraph V(a) and the class of shares of Common Stock (or other securities) available for grant under the Plan. If (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) the individuals who, as of the Effective Date, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board) (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), then (x) no sooner than effective as of the consummation by the Company of such merger, consolidation, combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such change in the Board or (y) no later than 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Stock Incentive Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Options, and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Options over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Options then outstanding), including, without limitation, adjusting such an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value.    For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock.    In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph X, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph X, the aggregate maximum number of shares available under the Stock Incentive Plan, the aggregate maximum number of shares that may be issued under the Stock Incentive Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action.    Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s certificate of incorporation or bylaws.

(g) No Adjustments Unless Otherwise Provided.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XI.    AMENDMENT AND TERMINATION OF THE STOCK INCENTIVE PLAN

The Board in its discretion may terminate the Stock Incentive Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Stock Incentive Plan or any part thereof from time to time; provided that no change in the Stock Incentive Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Stock Incentive Plan to increase the aggregate maximum number of shares that may be issued under the Stock Incentive Plan, increase the aggregate maximum number of shares that may be issued under the Stock Incentive Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Stock Incentive Plan, or (b) amend or delete Paragraph VII(f).

XII.    MISCELLANEOUS

(a) No Right to an Award.    Neither the adoption of the Stock Incentive Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Stock Incentive Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred.    Nothing contained in the Stock Incentive Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Stock Incentive Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c) Other Laws; Withholding.    The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Stock Incentive Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. Unless other arrangements have been made that are acceptable to the Company, the Company shall have the right to deduct or withhold, or cause to be deducted or withheld, or to permit a Participant to elect to have deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld, to require any payments required to enable it to satisfy its withholding obligations and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

(d) No Restriction on Corporate Action.    Nothing contained in the Stock Incentive Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Stock Incentive Plan or any Award made under the Stock Incentive Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e) Restrictions on Transfer.    An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f) Clawback.    Notwithstanding any provisions in the Stock Incentive Plan to the contrary, any portion of the payments and benefits provided under the Stock Incentive Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule.

(g) Delayed Payment Restriction.    Notwithstanding any provision in the Stock Incentive Plan or an Award agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s separation from service with the Company.

(h) Governing Law.    The Stock Incentive Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

2015 ANNUAL MEETING OF STOCKHOLDERS OF

CONCHO RESOURCES INC.

June 4, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Annual Report, Notice of Meeting and Proxy Statement are available at http://ir.concho.com/investors/financial-reports/annual-reports-and-proxy

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20330303000000000000 7	060415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES,

“FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: ¡ Steven L. Beal ¡ Tucker S. Bridwell ¡ Mark B. Puckett
☐	WITHHOLD AUTHORITY			3.	Approval of the Concho Resources Inc. 2015 Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)			4.	Advisory vote to approve executive officer compensation (“say-on-pay”).	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR ALL NOMINEES” on the election of the director nominees, “FOR” proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder
	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0	■

CONCHO RESOURCES INC.

2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. William Giraud, Darin G. Holderness and Matthew G. Hyde as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Concho Resources Inc. held of record by the undersigned on April 6, 2015, at the 2015 Annual Meeting of Stockholders to be held at 10:00 a.m. Central Time at the Petroleum Club of Midland, 501 West Wall Street, Midland, Texas 79701, on June 4, 2015, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

■	1.1	14475	■

2015 ANNUAL MEETING OF STOCKHOLDERS OF

CONCHO RESOURCES INC.

June 4, 2015

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Annual Report, Notice of Meeting and Proxy Statement

are available at http://ir.concho.com/investors/financial-reports/annual-reports-and-proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20330303000000000000 7	060415

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES,

“FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	To ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: ¡ Steven L. Beal ¡ Tucker S. Bridwell ¡ Mark B. Puckett
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	Approval of the Concho Resources Inc. 2015 Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			4.	Advisory vote to approve executive officer compensation (“say-on-pay”).	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR ALL NOMINEES” on the election of the director nominees, “FOR” proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder
	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■